SCHEDULE 14A INFORMATION

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WEYERHAEUSER COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WEYERHAEUSER

NOTICE OF THE 2018 ANNUAL MEETING & PROXY STATEMENT

WEYERHAEUSER NOTICE OF THE 2018 ANNUAL MEETING & PROXY STATEMENT

DEAR SHAREHOLDER:

We are pleased to invite you to attend your company’s annual meeting of shareholders at 9:00 a.m. on Friday, May 18, 2018 at the Embassy Suites—Pioneer Square, 255 South King Street, Seattle, WA 98104. A map and directions to the meeting are provided on the back cover of the accompanying proxy statement.

The annual meeting will include a report on our operations and consideration of the matters set forth in the accompanying notice of annual meeting and proxy statement. All shareholders of record as of March 23, 2018 are entitled to vote.

Your vote is important. Whether or not you plan to attend the annual meeting in person, we urge you to please vote as soon as possible. You can vote over the internet, by telephone or by mailing back a proxy card.

On behalf of the Board of Directors, thank you for your continued ownership and support of Weyerhaeuser.

Sincerely,

Rick R. Holley	Doyle R. Simons
Chairman of the Board	President and CEO

  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

2018 ANNUAL MEETING INFORMATION

For additional information about our Annual Meeting, see “Information about the Meeting” on page 55.

Meeting Date: May 18, 2018	Meeting Place: Embassy Suites—Pioneer Square 255 South King Street Seattle, WA 98104	Meeting Time: 9:00 a.m. (Pacific)	Record Date: March 23, 2018

ANNUAL MEETING BUSINESS

Weyerhaeuser Company’s annual meeting of shareholders will be held May 18, 2018 to:

●	elect as directors the 11 nominees named in the accompanying proxy statement;

●	approve, on an advisory basis, the compensation of our named executive officers;

●	ratify the selection of KPMG LLP as the company’s independent registered public accounting firm for 2018; and

●	transact any other business that may be properly brought before the annual meeting.

VOTING

Your vote is important. Shareholders owning Weyerhaeuser common stock at the close of business on March 23, 2018, the record date, or their legal proxy holders, are entitled to vote at the annual meeting. Whether or not you expect to attend the annual meeting in person, we urge you to vote as soon as possible by one of these methods:

Via the Internet: www.envisionreports.com/WY	Call Toll-Free: 1-800-652-VOTE (8683)	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares. Shareholders may also vote in person at the annual meeting. For more information on how to vote your shares, please refer to “Voting Matters” beginning on page 55.

Kristy T. Harlan

Senior Vice President, General Counsel and Corporate Secretary

Seattle, Washington

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be Held on May 18, 2018

This Notice of the Annual Meeting of Shareholders, our Proxy Statement and our Annual Report to

Shareholders and Form 10-K are available free of charge at www.edocumentview.com/WY.

PROXY SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information you should consider before casting your vote. Please read this entire proxy statement carefully before voting.

2018 ANNUAL MEETING INFORMATION For additional information about our Annual Meeting, see “Information about the Meeting” on page 55.

Meeting Date: May 18, 2018	Meeting Place: Embassy Suites— Pioneer Square 255 South King Street Seattle, WA 98104	Meeting Time: 9:00 a.m. (Pacific)	Record Date: March 23, 2018

MEETING AGENDA AND VOTING RECOMMENDATIONS

The Weyerhaeuser Company board of directors is asking shareholders to vote on these matters:

Items of Business		Board Recommendation	Page Number
1.	Election of the 11 directors named as nominees in the proxy statement	FOR	13
2.	Approval, on an advisory basis, of the compensation of our named executive officers	FOR	21
3.	Ratification of selection of independent registered public accounting firm	FOR	50

In addition to the above matters, we will transact any other business that is properly brought before the shareholders at the annual meeting.

ADVANCE VOTING METHODS (page 56)

Even if you plan to attend the 2018 annual meeting of shareholders in person and you are a shareholder of record, we urge you to vote in advance of the meeting using one of these advance voting methods.

Via the Internet: www.envisionreports.com/WY	Call Toll-Free: 1-800-652-VOTE (8683)	Mail Signed Proxy Card: Follow the instructions on your proxy card or voting instruction form

If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares.

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DIRECTOR NOMINEES (page 14)

We have included summary information about each director nominee in the table below. Each director is elected annually by a majority of votes. See “Nominees for Election” beginning on page 14 for more information regarding our director nominees.

					COMMITTEES

Name and Primary Occupation	Age	Director Since	Independent	EC	AC	CC	GCRC
Mark A. Emmert President, National Collegiate Athletic Association	65	2008	🌑			🌑
Rick R. Holley Former Chief Executive Officer, Plum Creek Timber Company, Inc.	66	2016		🌑
Sara Grootwassink Lewis Chief Executive Officer of Lewis Corporate Advisors	50	2016	🌑		Chair
John F. Morgan Sr. Private Timber Investor	71	2016	🌑		🌑
Nicole W. Piasecki Former Vice President and General Manager, Propulsion Division, Boeing Commercial Airplanes	55	2003	🌑			🌑	Chair
Marc F. Racicot Former President and CEO, American Insurance Association and Former Governor, State of Montana	69	2016	🌑		🌑		🌑
Lawrence A. Selzer President and Chief Executive Officer, The Conservation Fund	58	2016	🌑			🌑	🌑
Doyle R. Simons President and Chief Executive Officer, Weyerhaeuser Company	54	2012		🌑
D. Michael Steuert Former CFO, Fluor Corporation	69	2004	🌑		🌑
Kim Williams Former Partner and SVP, Wellington Management Company, LLP	62	2006	🌑		🌑		🌑
Charles R. Williamson Former EVP, Chevron Corporation and CEO, Unocal Corporation	69	2004	🌑	Chair		Chair

EC = Executive Committee      AC = Audit Committee      CC = Compensation Committee      GCRC = Governance and Corporate Responsibility Committee

BOARD COMPOSITION

2018 ANNUAL MEETING & PROXY STATEMENT	3

Gender Diversity Women Men Tenure Average: 7 years Independence Independent Directors Non-Independent Directors <5 yrs. 5–10 yrs. 11+ yrs. 3,8,5,2,4,2,9

CORPORATE GOVERNANCE HIGHLIGHTS (page 7)

Our corporate governance policies and practices promote the long-term interests of our shareholders, strengthen the accountability of our board of directors and management, and help build public trust in the company. Below is a summary of some of the highlights of our corporate governance framework.

BOARD PRACTICES

  9 of 11 director nominees are independent

  Annual election of all directors

  Separation of board chair and CEO

  Lead independent director

  Regular executive sessions of independent directors

  Comprehensive and strategic risk oversight

  Mandatory retirement age for directors

  Annual board and committee evaluations

SHAREHOLDER MATTERS

  Robust shareholder engagement

  Annual say-on-pay voting

  Shareholder right to call special meetings

  Majority voting for director elections

OTHER GOVERNANCE PRACTICES

  Executive and director stock ownership guidelines

  Clawback policy

  Prohibition on hedging or pledging company stock

BUSINESS PERFORMANCE HIGHLIGHTS

Our long- and short-term business and financial performance provides important context for the matters discussed in this proxy statement, particularly our executive compensation programs. Following is a brief snapshot of our financial performance over the three-year and one-year periods completed through 2017, as well as a summary of our significant business achievements in 2017.

Three-Year Performance Highlights

We have generated positive results for our shareholders over a significantly transformational period in our company’s history, during which we merged with Plum Creek Timber Company and completed strategic dispositions of our cellulose fibers business and our Uruguay operations.

*	Represents a measure of performance that is calculated and presented other than in accordance with generally accepted accounting principles (“GAAP”). See Appendix A for an explanation of these non-GAAP measures, a full reconciliation of these non-GAAP results to our GAAP Net Earnings results, and a brief discussion of why we use these non-GAAP performance measures.

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REVENUE INCREASED BY 37% WE INCREASED FULL YEAR ADJUSTED EBITDA BY OVER 100% TO NEARLY $2.1 BILLION* RETURNED NEARLY $2.5 BILLION IN DIVIDENDS TO OUR COMMON SHAREHOLDERS REVENUE INCREASED BY 11.6% IN THE LAST YEAR 2016 $6.365B 2017 $7.196B WE INCREASED FULL YEAR ADJUSTED EBITDA BY APPROXIMATELY $500 MILLION* (over 30% increase) 2016 $1.583B 2017 $2.081B WE RETURNED OVER $941 MILLION IN DIVIDENDS TO OUR COMMON SHAREHOLDERS IN THE LAST YEAR $5.246B 2015 $6.365B 2016 $7.196B 2017 $1.025B 2015 $1.583B 2016 $2.078B 2017$1.20 2015 $1.24 2016 $1.25 2017 Annual Per-share common dividend

2017 Business Achievements

2017 was a very strong year for Weyerhaeuser, as we successfully completed our merger integration with Plum Creek, further focused our portfolio, delivered improved financial performance across all our businesses, and returned cash to shareholders by increasing our dividend. Going forward, we remain relentlessly focused on improving performance through operational excellence, fully capitalizing on market conditions, and driving value for shareholders through disciplined capital allocation.

Our Significant Accomplishments in 2017 Include:

Financial Results

●  We generated net earnings of $582 million, or $872 million before special items* on net sales of approximately $7.2 billion.

●  We increased full year Adjusted EBITDA by approximately 32% to nearly $2.1 billion*

●  Our one-year total shareholder return (“TSR”) was over 20%, which was the 54th percentile compared to the TSR of the S&P 500 over the same period.

Strategic Initiatives

●  We exceeded our 2017 operational excellence targets, achieving $137 million in improvements.

●  We completed the integration of Plum Creek, exceeding our $100 million synergy savings goal by 25%.

●  We completed the strategic disposition of our Uruguay operations.

Shareholder Returns

●  We increased our dividend to $0.32 per share consistent with our commitment to a growing and sustainable dividend.

●  We returned over $941 million to common shareholders through dividends.

Stakeholder Recognitions

●  We were named to the Dow Jones Sustainability World Index for the seventh straight year.

●  We were named one of the “World’s Most Ethical Companies®” by the Ethisphere Institute for the sixth year in a row.

●  We were named among the Top 250 most effectively managed companies by The Wall Street Journal.

*	Represents a measure of performance that is calculated and presented other than in accordance with generally accepted accounting principles (“GAAP”). See Appendix A for an explanation of these non-GAAP measures, a full reconciliation of these non-GAAP results to our GAAP Net Earnings results, and a brief discussion of why we use these non-GAAP performance measures.

2018 ANNUAL MEETING & PROXY STATEMENT	5

CEO COMPENSATION MIX Long-Term Incentive Plan 29% RSU 10% Base Salary 15% Annual Incentive 46% PSU 61% Performance Based NEO COMPENSATION MIX Long-Term Incentive Plan 24% RSU 21% Base Salary 18% Annual Incentive Plan 37% PSU 24% RSU 55% Performance Based

COMPENSATION HIGHLIGHTS (page 24)

Our compensation programs are designed to both attract and retain top-level executive talent and align the long- and short-term interests of our executives with those of our shareholders. We received more than 97% shareholder support for our “Say-on-Pay” vote in 2017, which our Compensation Committee considers to be among the most important items of feedback about our pay program. We recognize and reward our executive officers through compensation arrangements that directly link their pay to the company’s performance, and we ensure a strong alignment of interests with our shareholders by including a significant amount of equity in the overall mix of pay. Our pay mix includes base salary, an annual incentive cash bonus plan (“AIP”), a long-term incentive performance share unit plan (“PSU”) and a long-term incentive and retention grant of restricted stock units (“RSU”).

CEO COMPENSATION MIX	NEO COMPENSATION MIX

KEY FEATURES OF OUR EXECUTIVE COMPENSATION PROGRAM (page 25)

●	Total compensation opportunities are maintained at or near the median of market-competitive levels based on targeted benchmarking.

●	We include short-term incentives in executive pay through our AIP bonus plan, which measures company performance over a one-year period based on achievement of rigorous pre-determined financial and individual business goals.

●	Our long-term incentives measure performance over a three-year period based on our total shareholder return relative to that of the S&P 500 composite and our industry peers.

●	Our annual grant of RSUs, which vest over a four-year period and accrue additional stock equivalent units as we pay dividends to our shareholders, serves as a strong retention tool and also provides incentive for our executives to maintain a sustainable and growing dividend policy for our shareholders.

6	WEYERHAEUSER COMPANY

CORPORATE GOVERNANCE AT WEYERHAEUSER

CORPORATE GOVERNANCE AT WEYERHAEUSER

Our corporate governance practices and policies promote the long-term interests of our shareholders, strengthen the accountability of our board of directors and management and help build public trust in our company. Our governance framework is built on a foundation of written policies and guidelines, which we modify and enhance on a continuous basis to reflect best practices and feedback from our shareholders.

Our Corporate Governance Guidelines and our other key governance policies and documents are available on our website at www.weyerhaeuser.com by clicking on “Investors” at the top of the page, then “Corporate Governance”.

INDEPENDENT BOARD OF DIRECTORS

Our Governance Guidelines and the listing requirements of the New York Stock Exchange (“NYSE”) each require that a majority of the board be comprised of “independent” directors, as defined from time to time by law, NYSE standards and any specific requirements established by the board. A director may be determined to be independent only if the board has determined that he or she has no material relationship with the company, either directly or as a partner, shareholder, or officer of an organization that has a material relationship with the company. To evaluate the materiality of any such relationship, the board has adopted categorical independence standards consistent with NYSE listing standards for director independence.

The Governance and Corporate Responsibility Committee reviews written responses to submitted questionnaires completed annually by each of our directors against these independence standards for directors. On the basis of these responses, the Governance and Corporate Responsibility Committee advised the full board of its conclusions regarding director independence. After considering the committee’s recommendation, the board affirmatively determined that each of the company’s directors other than Messrs. Holley and Simons, is independent in accordance with applicable NYSE and Securities and Exchange Commission (“SEC”) independence rules and requirements. The board determined that Mr. Simons is not independent because he is the president and chief executive officer of the company, and that Mr. Holley is not independent because he was the chief executive officer of Plum Creek Timber Company, Inc. prior to the merger of Plum Creek with Weyerhaeuser.

BOARD OPERATION AND LEADERSHIP

Separate Chairman and Chief Executive Officer Roles

Our board has chosen to separate the positions of chairman of the board and chief executive officer. The chief executive officer is responsible for the strategic direction and day-to-day leadership and performance of the company. The non-executive chairman of the board, in consultation with the chief executive officer, provides oversight, direction and leadership to the board, sets the agenda for and presides over meetings of the board, presides at our meetings of shareholders, facilitates communication among our directors and between management and the board, and provides input to the Governance and Corporate Responsibility Committee and Compensation Committee, as appropriate, with respect to our annual board self-evaluation process, succession planning for our management and board of directors, and the performance evaluation process for our chief executive officer.

We believe that this separation of roles provides more effective monitoring and objective evaluation of the chief executive officer’s performance and strengthens the board’s independent oversight of the company’s performance and governance standards. It also allows the board to draw on the leadership skills and business experience of two persons, the chairman of the board and the chief executive officer.

Lead Independent Director

In addition to separating the chairman of the board and chief executive officer roles, our board of directors has appointed a lead independent director. To provide a separate forum for candid discussion, the company’s Governance Guidelines require periodic executive sessions of the independent directors. The lead independent director presides over executive sessions of the independent directors, and also serves as chairman of the Executive Committee.

RISK OVERSIGHT

The board is actively involved in the oversight of risks that could affect the company. This oversight is conducted primarily through committees of the board pursuant to the charters of each of the committees, as described in the summaries of each of the committees

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CORPORATE GOVERNANCE AT WEYERHAEUSER

beginning on page 17. The full board has retained responsibility for oversight of strategic risks as well as risks not otherwise delegated to one of its committees, such as cybersecurity. The board satisfies this responsibility through reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for management of particular risks within the company. The board believes that this structure provides the appropriate leadership to help ensure effective risk oversight by the board.

While the board and its committees have responsibility for general risk oversight, company management is charged with managing risk. The company has a robust strategic planning and enterprise risk management process that facilitates the identification and management of risks. This process includes identification of specific risks, ranking of the likelihood and magnitude of effect of those risks, scenario analysis, review of risk appetite, and a review of mitigation plans. Management analyzes risk areas that have the potential to materially affect the company’s businesses and integrates this information into strategic planning and discussions with the board of directors.

Our enterprise risk management program is supported by regular internal audits and audits by our independent public accounting firm. We have also established a robust compliance and ethics program, as well as disciplined processes designed to provide oversight for our sustainability strategy and environmental and safety performance.

SUCCESSION PLANNING

The board is actively engaged and involved in succession planning. The board reviews the company’s “people development” activities in support of its business strategy regularly. This includes a detailed discussion of the company’s leadership bench and succession plans with a focus on key positions at the senior officer level.

As part of these activities, the board engages in a robust CEO succession planning process, including reviewing development plans for potential CEO candidates and engaging with potential successors at board meetings and in less formal settings to allow directors to personally assess candidates.

SHAREHOLDER ENGAGEMENT

We believe that maintaining an active dialogue with our shareholders is important to our commitment to deliver sustainable, long-term value to our shareholders. We engage with shareholders on a variety of topics throughout the year to ensure we are addressing questions and concerns, to seek input and to provide perspective on our policies and practices.

During 2017, we engaged with a cross-section of our shareholders. We also engage with proxy and other advisory firms that represent the interests of various shareholders. Shareholder feedback is regularly reviewed and considered by the board, and is reflected in adjustments and enhancements to our policies and practices. We remain committed to investing time with our shareholders to maintain transparency and to better understand their views on key issues.

SUSTAINABILITY AND CORPORATE CITIZENSHIP

Sustainability and citizenship are core values at Weyerhaeuser. We operate with world class safety results, understand and address the needs of the communities in which we operate, and present ourselves transparently. We practice sustainable forestry, which means we keep our harvesting and our growth in balance. Additionally, we focus on increasing energy and resource efficiency, reducing greenhouse gas emissions, reducing water consumption, conserving natural resources, and offering products that meet our customers’ needs with superior sustainability attributes. We are also deeply connected to the communities where we operate and have a long history of doing our part to help them thrive.

Our governance policies and practices are essential to the success of our sustainability and citizenship strategy, establishing the framework for us to manage our environmental, economic, and social impacts and performance. The Governance and Corporate Responsibility Committee provides oversight and direction on our sustainability and citizenship strategy, annually reviewing our performance and progress toward goals, as well as key issues and trends. To learn more about our efforts, visit our website at www.weyerhaeuser.com and click on “Sustainability”.

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CORPORATE GOVERNANCE AT WEYERHAEUSER

CODE OF ETHICS

Our Code of Ethics, which establishes our expectations for ethical business conduct, is currently in its ninth edition and applies to all directors and employees. If the board of directors or a board committee grants a waiver under the Code of Ethics for an executive officer or director, we will notify shareholders on our website at www.weyerhaeuser.com. We did not grant any such waivers for executive officers or directors in 2017. The current edition of the Code of Ethics is available on the company’s website by clicking on “Sustainability” at the top of the page, then “Governance”, then “Operating Ethically”, and then by clicking the “Code of Ethics” icon.

EXECUTIVE AND DIRECTOR SHARE OWNERSHIP REQUIREMENTS

We have share ownership guidelines for our executive officers and directors that require each executive officer and director to hold a multiple of his or her base salary (or cash compensation) in shares of Weyerhaeuser stock. Minimum ownership levels are as follows:

Position	Holding Requirement
CEO	6X base salary value
SVPs	2X base salary value
Non-employee Directors	5X cash compensation
Ownership Sources Included
● direct ownership of common shares ● the value of amounts deferred into a stock equivalent account ● shares of company stock held in the company’s 401(k) plan

Until the required ownership levels are achieved, executives must retain 75% of the net profit shares acquired when RSUs and PSUs vest. Net profit shares are shares remaining after payment of taxes upon vesting. A director may sell shares issuable upon vesting of RSUs only for purposes of paying the taxes due upon vesting, but must otherwise hold 100% of the net shares granted to him or her until the ownership requirement has been satisfied. Our Compensation Committee monitors and confirms that our directors and officers are in compliance with the guidelines.

CLAWBACK POLICY

We have an incentive compensation clawback policy to ensure that incentive compensation is paid based on accurate financial and operating data, and the correct calculation of performance against incentive targets. Our policy provides that in the event of a restatement of the financial or operating results of the company or one of its business segments, the company may seek recovery of incentive compensation that would not otherwise have been paid if the correct performance data had been used to determine the amount payable.

ANTI-HEDGING AND TRADING POLICY

Our anti-hedging and trading policy prohibits our directors and executive officers from hedging their ownership of the company’s stock, including trading in options, puts, calls, or other derivative instruments related to company stock or debt. The policy also prohibits directors and executive officers from pledging company stock and trading company stock on margin.

SHAREHOLDER RIGHTS

Directors Elected Annually by Majority Vote Standard

Our directors are elected on an annual basis. Under our Corporate Governance Guidelines, the board will nominate for re-election only those directors who have tendered irrevocable resignations that would be automatically effective upon (i) the failure of the director to receive a majority of votes cast at any annual meeting and (ii) the board’s acceptance of such resignation. The Governance and Corporate Responsibility Committee is tasked with recommending to the board whether to accept or reject the tendered resignation, or whether other action should be taken. The board is required to take action with respect to the resignation and publicly disclose its decision within 90 days from the date the election results are certified.

Shareholder Rights Policy

In 2004, the board of directors adopted a shareholder rights plan policy that provides that the board must obtain shareholder approval prior to adopting any shareholder rights plan. However, the board may act on its own to adopt a shareholder rights plan if a majority of the independent directors, exercising their fiduciary duties under Washington law, determine that such

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CORPORATE GOVERNANCE AT WEYERHAEUSER

submission to shareholders would not be in the best interests of shareholders under the circumstances.

Special Shareholder Meetings

Our Bylaws provide that special meetings of our shareholders may be called by shareholders representing at least 25% of the company’s outstanding shares if certain notice and other procedural requirements are followed and if the board determines that the matters of business to be brought before the meeting are appropriate for shareholder action under applicable law.

RELATED PARTY TRANSACTIONS REVIEW AND APPROVAL POLICY

The board of directors recognizes that related party transactions can present a heightened risk of potential or actual conflicts of interest and may create the appearance that company decisions are based on considerations other than the best interests of the company and its shareholders. As a result, the board prefers to avoid related party transactions, while also recognizing that there are situations where related party transactions may be in, or at least may not be inconsistent with, the best interests of the company and its shareholders. The board has delegated to the Audit Committee the responsibility to review and, if not adverse to the company’s best interests, approve, related party transactions.

A related party transaction is any transaction (or series of related transactions) involving the company and in which the amount involved exceeds $120,000 and a related person has a direct or indirect material interest. A “related person” is:

●	a director or executive officer of the company;

●	a shareholder who beneficially owns more than 5% of the company’s stock;

●	an immediate family member of any of the company’s directors or executive officers; or

●	a company or charitable organization or entity in which any of these persons has a role similar to that of an officer or general partner or beneficially owns 10% or more of the entity.

A director, executive officer or a family member who is also a “related person” must inform the company’s Corporate Secretary about any proposed related party transaction and disclose the pertinent facts and circumstances. If the Corporate Secretary concludes that a related party transaction is presented, the matter is brought to the Audit Committee for review.

●	After review of the facts and circumstances, the disinterested members of the committee may approve the transaction only if the involved director’s independence, and the company’s best interests are not adversely affected.

●	Transactions not previously submitted for approval shall, upon becoming known, be submitted to the committee for ratification, termination or modification of terms.

●	Material transactions approved by the committee are reported to the board of directors.

BOARD COMPOSITION AND CONSIDERATION OF DIRECTOR NOMINEES

Director Qualifications

Our Governance Guidelines provide that the board should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent oversight and guidance with respect to the company’s operations and interests. The Governance Guidelines also provide that at all times a majority of the board must be comprised of “independent directors” as defined from time to time by law, NYSE standards and any specific requirements established by the board. Each director also is expected to:

●	exhibit high standards of integrity, commitment and independence of thought and judgment;

●	use his or her skills and experiences to provide independent oversight to the business of the company;

●	participate in a constructive and collegial manner;

●	be willing to devote sufficient time to carrying out the duties and responsibilities of a director;

●	devote the time and effort necessary to learn the business of the company and the board; and

●	represent the long-term interests of all shareholders.

In addition, the board of directors has determined that the board as a whole must have the right diversity, mix of characteristics, talents, skills and expertise to provide sound and prudent guidance with respect to the company’s operations and interests. The board believes it should be comprised of persons with skills in areas such as:

●	executive leadership;

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CORPORATE GOVERNANCE AT WEYERHAEUSER

●	finance & capital markets;

●	other public company board experience;

●	relevant industries, especially natural resource management;

●	government, regulatory & legal;

●	manufacturing and capital-intensive industry;

●	real estate and land management; and

●	international business.

In addition to the targeted skill areas, the Governance and Corporate Responsibility Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to a board, including:

●	Strategy – formulation of corporate strategies, knowledge of key competitors and global markets;

●	Leadership – skills in coaching senior executives and the ability to assist the CEO in his or her development;

●	Diversity – diverse perspectives as informed by skills, experiences and backgrounds, including without limitation perspectives informed by diverse gender, racial, ethnic and national backgrounds;

●	Organizational Issues – understanding of strategy implementation, change management processes, group effectiveness and organizational design;

●	Relationships – understanding how to interact with governments, investors, financial analysts, and communities in which the company operates;

●	Finance and Operations – understanding of finance matters, financial statements and auditing procedures, technical expertise, legal issues, information technology and marketing; and

●	Ethics – the ability to identify and raise key ethical issues concerning the activities of the company and senior management as they affect the business community and society.

The Governance and Corporate Responsibility Committee assesses the skill areas currently represented on the board and those skill areas represented by directors expected to retire or leave the board in the near future against the target skill areas, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the board to carry out its function. The Governance and Corporate Responsibility Committee then establishes the specific target skill areas or experiences that are to be the focus of a director search, if necessary. Specific qualities or experiences could include matters such as experience in the company’s industry, financial or technological expertise, experience in situations comparable to the company’s (e.g., companies that have grown through acquisitions, or companies that have restructured their asset portfolios successfully), leadership experience, relevant geographical experience, and diversity in personal experience and worldview arising from differences of culture and circumstance.

Board Self-Assessment

The board is committed to assessing its own performance as a board in order to identify its strengths as well as areas in which it may improve its performance. The self-evaluation process, which is established by the

Governance and Corporate Responsibility Committee, involves the completion of annual written evaluations of the board and its committees, review and discussion of the results of the evaluations by both the committee and full board, and consideration of action plans to address any issues. The evaluation also includes a review of year-over-year evaluation results to identify any trends. As part of its self-assessment process, the board annually determines the diversity of specific skills and characteristics necessary for the optimal functioning of the board in its oversight of the company over both the short- and long-term.

Identifying and Evaluating Nominees for Directors

The Governance and Corporate Responsibility Committee uses a variety of methods for identifying and evaluating nominees for director. In the event vacancies are anticipated, or arise, the Governance and Corporate Responsibility Committee considers various potential candidates for director, considering the skill areas and characteristics discussed above and qualifications of the individual candidate. Candidates may come to the attention of the committee through current board members, professional search firms, shareholders or other persons. The committee or a subcommittee may interview potential candidates to further assess the qualifications possessed by the candidates and their ability to serve as a director. The committee then determines the best qualified candidates based on the established criteria and recommends those candidates to the board for election at the next annual meeting of shareholders.

2018 ANNUAL MEETING & PROXY STATEMENT	11

CORPORATE GOVERNANCE AT WEYERHAEUSER

Shareholder Nominees

The Governance and Corporate Responsibility Committee will consider nominees for the board of directors recommended by shareholders. If a shareholder wishes to recommend a nominee, he or she should write to the Governance and Corporate Responsibility Committee, care of the Corporate Secretary, Weyerhaeuser Company, 220 Occidental Avenue South, Seattle, Washington 98104, specifying the name of the nominee and the nominee’s qualifications for membership on the board of directors. Recommendations will be brought to the attention of and be considered by the Governance and Corporate Responsibility Committee.

The company’s Bylaws establish procedures that must be followed for shareholder nominations of directors. See “Future Shareholder Proposals and Director Nominations” on page 54 for more information.

COMMUNICATION WITH OUR BOARD

Communications to the board of directors may be sent to Weyerhaeuser Company, Attention: Corporate Secretary, 220 Occidental Avenue South, Seattle, Washington 98104 and marked to the attention of the board or any of its committees, the independent directors or individual directors. Communications also may be sent by email to CorporateSecretary@Weyerhaeuser.com.

12	WEYERHAEUSER COMPANY

ITEM 1. ELECTION OF DIRECTORS

ITEM 1. ELECTION OF DIRECTORS

The 11 persons identified below are nominated to be elected as directors at the 2018 annual meeting for one-year terms expiring at the 2019 annual meeting. All of the nominees were elected as directors by shareholders at the 2017 annual meeting for a one-year term expiring at the 2018 annual meeting.

Unless a shareholder instructs otherwise on the proxy card, it is intended that the shares represented by properly executed proxies will be voted for the persons nominated by the board of directors. The board of directors anticipates that the listed nominees will be able to serve, but if at the time of the meeting any nominee is unable or unwilling to serve, the proxy holders may vote such shares at their discretion for a substitute nominee.

The biography of each of the nominees below contains information regarding the individual’s service as a director, business experience, director positions held currently or at any time during the last five years, and information regarding their experiences, qualifications, attributes or skills considered by the Governance and Corporate Responsibility Committee and the board of directors to assess the nominee’s candidacy for nomination.

DIRECTORS’ CORE COMPETENCIES

Significant Leadership Experience Six nominees have prior experience as a CEO or equivalent position for a large organization.	Manufacturing or Capital-Intensive Industry Six nominees have a business background in manufacturing or other capital-intensive industry.

Real Estate & Land Management Five nominees have experience in the real estate and land management business.	Government, Regulatory & Legal Six nominees have a government, regulatory or legal background.

Public Company Board Experience Eight nominees have experience serving on other public company boards.	Finance & Capital Markets Eight nominees have experience in finance and capital markets.

Timber & Forest Products Seven nominees have experience in the timber and forest products industry.	International Business Six nominees have experience in international business operations.

The board of directors recommends that shareholders vote “FOR” the election of each of the following directors.

2018 ANNUAL MEETING & PROXY STATEMENT	13

ITEM 1. ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

MARK A. EMMERT Age: 65 Director Since: 2008

Biographical Information:

Mark A. Emmert has been the president of the National Collegiate Athletic Association since 2010. He served as president of the University of Washington in Seattle, Washington, from 2004 to 2010; as chancellor of Louisiana State University from 1999 to 2004; and chancellor and provost of the University of Connecticut from 1994 to 1999. Prior to 1994, he was provost and vice president for Academic Affairs at Montana State University and held faculty and administrative positions at the University of Colorado. He also is a director of Expeditors International of Washington, Inc. (global logistics services). He previously served on the board of directors of Omnicare, Inc. (healthcare services) until 2015.

Qualifications:

Mr. Emmert is a Life Member of the Council on Foreign Relations and is a Fellow of the National Academy of Public Administration. He has also been a Fulbright Fellow, a Fellow of the American Council on Education and served on many non-profit boards. He is an experienced leader of major organizations, with strong skills in government and international relations, strategic planning and public company executive compensation.

RICK R. HOLLEY Age: 66 Director Since: 2016

Biographical Information:

Rick R. Holley was the president and chief executive officer of Plum Creek from 1994 to 2013 and continued to serve as chief executive officer until February 2016. From 1989 to 1994, Mr. Holley served as Plum Creek’s chief financial officer. He previously served on the board of directors of Avista Corporation (electric and natural gas utility) until 2014 and as a director and chairman of the board of Plum Creek (timber) until February 2016.

Qualifications:

Mr. Holley, one of the longest tenured chief executive officers in the timber industry, has a deep and broad understanding of the company’s industry and business lines, as well as experience in strategic planning and finance.

SARA GROOTWASSINK LEWIS Age: 50 Director Since: 2016

Biographical Information:

Sara Grootwassink Lewis founded, and is the chief executive officer of, Lewis Corporate Advisors (capital markets advisory firm). From 2002 to 2009, she was chief financial officer of Washington Real Estate Investment Trust Company (equity real estate investment trust). Ms. Grootwassink Lewis also serves on the board of directors of PS Business Parks, Inc. (commercial real estate), and Sun Life Financial Inc. (global financial services). She previously served on the board of directors of CapitalSource, Inc. (commercial lending) from 2004 until its acquisition in 2014, Plum Creek (timber) until February 2016 and Adamas Pharmaceuticals, Inc. (specialty pharmaceuticals) until June 2016.

Qualifications:

Ms. Grootwassink Lewis is a member of the board of trustees of The Brookings Institution and the leadership board of the United States Chamber of Commerce Center for Capital Markets Competitiveness, and a former member of the Public Company Accounting Oversight Board Standing Advisory Group from 2015-2017. Ms. Grootwassink Lewis has extensive executive, financial and real estate industry experience, having served as a senior executive of a publicly traded REIT as well as service on several public company boards. Ms. Grootwassink Lewis also holds a chartered financial analyst designation.

14	WEYERHAEUSER COMPANY

ITEM 1. ELECTION OF DIRECTORS

JOHN F. MORGAN SR. Age: 71 Director Since: 2016

Biographical Information:

John F. Morgan Sr. has owned and managed Morgan Timber, LLC (a private timberland and real estate management and development company) since 2001. He has also owned and managed South Coast Commercial, LLC (a real estate investment firm) since 2009. Mr. Morgan previously held positions in general banking and public securities investment management at First Orlando Corporation (Sun Trust) from 1969 to 1972 and Citizens & Southern Corporation (Bank of America) from 1973 to 1978. He later helped found INVESCO Capital Management (global money management), where he served from 1979 to 2000. He previously served on the board of directors of Plum Creek (timber) until February 2016 and Post Properties, Inc. (equity real estate investment trust) until its merger in December 2016.

Qualifications:

Mr. Morgan has extensive experience in the timber industry, as well as in banking, finance and capital markets.

NICOLE W. PIASECKI Age: 55 Director Since: 2003

Biographical Information:

Nicole W. Piasecki served as vice president and general manager of the Propulsion Systems Division of Boeing Commercial Airplanes from March 2013 to September 2017. Previously, she served as vice president of Business Development & Strategic Integration for Boeing Commercial Airplanes from 2010 to March 2013; president of Boeing Japan from 2006 to 2010; vice president of Business Strategy & Marketing for Boeing Commercial Airplanes from 2003 to 2006; vice president of Sales, Leasing Companies, for Boeing Commercial Airplanes from 2000 until January 2003; and served in various positions in engineering, sales, marketing, and business strategy for the Commercial Aircraft Group since 1992. She is the vice chair of the board of trustees of Seattle University in Seattle, Washington, a former director on the Seattle Branch board of directors for the Federal Reserve Bank, and a former member of the board of governors, Tokyo, of the American Chamber of Commerce of Japan, and the Federal Aviation’s Administration Advisory Council.

Qualifications:

Ms. Piasecki has extensive executive experience in capital-intensive industries, sales and marketing, strategic planning and international operations and relations.

MARC F. RACICOT Age: 69 Director Since: 2016

Biographical Information:

Marc F. Racicot is an attorney and served as president and chief executive officer of the American Insurance Association (property-casualty insurance trade organization) from 2005 until 2009. From 2001 to 2005, he was an attorney at the law firm of Bracewell & Giuliani, LLP. He is a former Governor (1993 to 2001) and Attorney General (1989 to 1993) of the state of Montana. Mr. Racicot was appointed by President Bush to serve as the chairman of the Republican National Committee from 2002 to 2003, and he served as chairman of the Bush/Cheney Re-election Committee from 2003 to 2004. He presently serves on the board of directors of Avista Corporation (electric and natural gas utility) and Massachusetts Mutual Life Insurance Company (insurance). He previously served on the board of directors of Plum Creek (timber) until February 2016.

Qualifications:

Mr. Racicot has extensive experience in government and the interaction between government and large, complex business organizations. As an experienced lawyer, he also has valuable skill and background in the areas of regulatory and operational risk oversight.

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ITEM 1. ELECTION OF DIRECTORS

LAWRENCE A. SELZER Age: 58 Director Since: 2016

Biographical Information:

Lawrence A. Selzer has served as the president and chief executive officer of The Conservation Fund (one of the nation’s premiere environmental non-profit organizations) since 2001. He is the chairman of the board of directors of American Bird Conservancy and a member of the board of trustees of Manomet. He previously served on the board of directors of Plum Creek (timber) until February 2016 and as chairman of the board of directors of Outdoor Foundation from 2007 until 2016.

Qualifications:

Mr. Selzer has experience and expertise in the areas of conservation procurement, conservation finance, land acquisition and disposition, and real estate management. He has experience managing and overseeing a large, complex, and geographically diverse environmental conservation organization.

DOYLE R. SIMONS Age: 54 Director Since: 2012

Biographical Information:

Doyle R. Simons has been president and chief executive officer of the company since August 2013 and a director of the company since June 2012. He had been previously appointed chief executive officer-elect and an executive officer of the company in June 2013. He served as chairman and chief executive officer of Temple-Inland, Inc. (forest products) from 2008 until February of 2012 when it was acquired by International Paper Company. Previously, he held various management positions with Temple-Inland, including executive vice president from 2005 through 2007 and chief administrative officer from 2003 to 2005. Prior to joining Temple-Inland in 1992, he practiced real estate and banking law with Hutcheson and Grundy, L.L.P. He also serves on the board of directors for Fiserv, Inc. (financial services technology).

Qualifications:

Mr. Simons has extensive experience in managing forest products companies and capital-intensive industries, with strong skills in corporate finance, executive compensation and strategic planning.

D. MICHAEL STEUERT Age: 69 Director Since: 2004

Biographical Information:

D. Michael Steuert was senior vice president and chief financial officer for Fluor Corporation (engineering and construction) from 2001 until his retirement in 2012. He served as senior vice president and chief financial officer at Litton Industries Inc. (defense electronics, ship construction and electronic technologies) from 1999 to 2001 and as a senior officer and chief financial officer of GenCorp Inc. (aerospace, propulsion systems, vehicle sealing systems, chemicals and real estate) from 1990 to 1999. He also serves as a director of LNG Ltd. (owner and developer of liquefied natural gas projects) and Great Lakes Dredge & Dock Corporation (dock and dredging infrastructure solutions). He previously served on the board of directors of Prologis, Inc., (industrial real estate) until 2015.

Qualifications:

Mr. Steuert was formerly a member of the National Financial Executives Institute and the Carnegie Mellon Council on finance. He has extensive executive experience in corporate finance and accounting, managing capital-intensive industry operations, natural resources development and strategic planning.

16	WEYERHAEUSER COMPANY

ITEM 1. ELECTION OF DIRECTORS

KIM WILLIAMS Age: 62 Director Since: 2006

Biographical Information:

Kim Williams was senior vice president and associate director of global industry research for Wellington Management Company LLP (investment management) from 2001 to 2005, was elected a partner effective in 1995 and held various management positions with Wellington from 1986 to 2001. Prior to joining Wellington, she served as vice president, industry analyst for Loomis, Sayles & Co., Inc (investment management) from 1982 to 1986. She is also a director of E.W. Scripps Company (diverse media), Xcel Energy Inc. (utilities), and MicroVest (asset management firm). She is a member of the Women’s Health Leadership Council of Brigham and Women’s Hospital in Boston, Massachusetts, a member of the board of Oxfam America (global antipoverty agency), and president of the board of trustees of Concord Academy, Concord, Massachusetts.

Qualifications:

Ms. Williams has extensive experience in corporate finance, strategic planning and international operations.

CHARLES R. WILLIAMSON Age: 69 Director Since: 2004

Biographical Information:

Charles R. Williamson was the executive vice president of Chevron Corporation (international oil and gas) from mid-2005 until his retirement in December 2005. Mr. Williamson served as Weyerhaeuser’s chairman of the board from 2009 until February 2016. He was chairman and chief executive officer of Unocal Corporation (oil and natural gas) until its acquisition by Chevron Corporation in 2005. He served as Unocal Corporation’s executive vice president, International Energy Operations, from 1999 to 2000; group vice president, Asia Operations, from 1998 to 1999; group vice president, International Operations from 1996 to 1997. He is also lead director of PACCAR Inc. (manufacturer of high-quality trucks) and is a director of Greyrock Energy (gas transformation). Mr. Williamson previously served as a director and chairman of the board of Talisman Energy Inc. (oil and gas) until 2015.

Qualifications:

Mr. Williamson has extensive executive experience in corporate finance, management of capital-intensive operations, development of natural resources, technology, international operations, strategic planning and public company executive compensation.

COMMITTEES OF THE BOARD

Each committee of the board of directors is described below. Each of the Audit, Compensation and Governance and Corporate Responsibility committees acts pursuant to written charter, a copy of which you can find on the company’s website at www.weyerhaeuser.com by clicking on “Investors” at the top of the page, then “Corporate Governance” and then “Committee Charters and Composition”.

Executive Committee

The board of directors has given the Executive Committee the power and authority to act for the board in the interval between board meetings, except to the extent limited by law and the company’s Articles of Incorporation.

Audit Committee

The Audit Committee oversees the quality and integrity of the company’s accounting, auditing and financial reporting practices, as well as the company’s compliance with legal and regulatory requirements. The committee is also responsible for:

●	the appointment, compensation and general oversight of the company’s independent auditors; and

●	approving any significant non-audit relationship with the company’s independent auditors.

The board of directors has determined that:

●	each member of the Audit Committee meets the enhanced independence standards of the NYSE and SEC for audit committees;

2018 ANNUAL MEETING & PROXY STATEMENT	17

ITEM 1. ELECTION OF DIRECTORS

●	each member of the Audit Committee is “financially literate” in accordance with NYSE listing standards; and

●	D. Michael Steuert is an “audit committee financial expert” within the meaning of SEC regulations and NYSE listing standards.

Risk Oversight: The Audit Committee is responsible for oversight of company risks relating to financial reporting and legal and regulatory compliance. To satisfy these responsibilities, the committee meets regularly with the company’s chief accounting officer, director of internal audit, general counsel, KPMG LLP and management. The committee also receives regular reports regarding issues such as the status and findings of audits being conducted by the internal and independent auditors, the status of material litigation and accounting changes that could affect the company’s financial statements.

Compensation Committee

The Compensation Committee’s primary responsibility is to review and approve the strategy and design of the company’s compensation and benefits systems, and to make compensation decisions for the company’s executive officers. It also:

●	administers the company’s incentive compensation plans, including establishment of performance goals and certification of the company’s performance against those goals;

●	regularly reviews and approves changes to the peer group used for benchmarking compensation for executive officers;

●	reviews and recommends to the board the compensation of the company’s non-employee directors; and

●	appoints and oversees the independent compensation consultant, and annually ensures that the consultant’s work raises no conflicts of interest.

The board of directors has determined that each member of the Compensation Committee meets the enhanced independence standards of the NYSE for compensation committees.

Risk Oversight: The Compensation Committee is responsible for oversight of risks relating to the company’s compensation and benefits systems and for annually reviewing these policies and practices to determine whether they are reasonably likely to meet the committee’s objectives for executive pay and to ensure that the company’s compensation practices present no risk of a material adverse effect on the company. To assist it in satisfying these oversight responsibilities, the committee has retained its own compensation consultant and meets regularly with management to understand the financial, human resources and shareholder implications of its compensation decisions.

Governance and Corporate Responsibility Committee

The Governance and Corporate Responsibility Committee oversees the company’s governance structure and practices. It is also responsible for evaluating overall board composition, ensuring that the appropriate skills, backgrounds and experience are adequately represented on the board, and making recommendations for board nominees accordingly. The committee also provides oversight of:

●	the board and committee evaluation process;

●	sustainability strategy and performance;

●	ethics and business conduct; and

●	political activities and governmental issues.

Risk Oversight: The Governance and Corporate Responsibility Committee oversees risks relating to board leadership and effectiveness, management and board succession planning, sustainability and environmental practices and policies, the company’s ethics and business practices, the company’s political activities and other public policy matters that affect the company and its stakeholders. To assist the committee in discharging its responsibilities, it works with officers of the company responsible for relevant risk areas and keeps abreast of the company’s significant risk management practices and strategies for anticipating and responding to major public policy shifts that could affect the company. Because some of these risks could have financial elements, the board has determined that at least one member of the committee must serve concurrently on the Audit Committee.

18	WEYERHAEUSER COMPANY

ITEM 1. ELECTION OF DIRECTORS

BOARD AND COMMITTEE MEETINGS IN 2017

The following table summarizes meeting information for the board and each of the board’s committees in 2017. In 2017, each of the directors attended at least 75% of the total meetings of the board and the committees on which he or she served.

Name	Board of Directors	Executive	Audit	Compensation	Governance and Corporate Responsibility
Total meetings in 2017	5	—	7	4	3

DIRECTORS’ COMPENSATION

Non-Employee Director Compensation Program for 2017

The board believes that the level of non-employee director compensation should be based on board and committee responsibilities and be competitive with comparable companies. In addition, the board believes that a significant portion of non-employee director compensation should be awarded in the form of equity to align director interests with the long-term interests of shareholders.

In 2017, our director fees included the following components:

Description of Fee	Cash or Cash Equivalent Amount ($)
Annual Retainer - Cash	100,000
Annual Retainer - RSU	140,000
Board Chair Retainer - Cash	160,000
Board Chair Retainer - RSU	200,000
Audit/Compensation Committee Chair Retainer - Cash	20,000
Governance & Corporate Responsibility Committee Chair Retainer - Cash	15,000

No fees were paid for meeting attendance, and all retainer fees are paid annually, immediately following the annual shareholders’ meeting. The company reimburses non-employee directors for actual travel and out-of-pocket expenses incurred in connection with their service.

The Compensation Committee is responsible for annually reviewing the company’s non-employee director compensation practices in relation to comparable companies. The company’s non-employee director compensation program reflects best practices, as follows:

●	Retainer-only compensation with no fees for attending meetings, which is an expected part of board service.

●	Additional retainers for special roles such as board and committee chairs to recognize incremental time and effort involved.

●	Equity delivered in the form of full-value shares, with short (one-year) vesting to avoid director entrenchment.

●	Director stock ownership requirements of five times the cash retainer ($500,000).

The Compensation Committee works with its independent compensation consultant, FW Cook, to ensure the program remains competitive. The last such review included a competitive analysis of our non-employee director compensation program against the practices of the companies in the peer group used for executive compensation comparisons.

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ITEM 1. ELECTION OF DIRECTORS

The following table shows the annual compensation of our non-employee directors for 2017:

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	Total ($)
Mark A. Emmert	100,000	139,995	239,995
Rick R. Holley	160,000	199,979	359,979
Sara Grootwassink Lewis	120,000	139,995	259,995
John F. Morgan Sr.	100,000	139,995	239,995
Nicole W. Piasecki	115,000	139,995	254,995
Marc F. Racicot	100,000	139,995	239,995
Lawrence A. Selzer	100,000	139,995	239,995
D. Michael Steuert	100,000	139,995	239,995
Kim Williams	100,000	139,995	239,995
Charles R. Williamson	120,000	139,995	259,995

(1)	Amounts for each of Ms. Lewis (Audit) and Mr. Williamson (Compensation) include cash compensation of $20,000 for their service as chair of their respective committees during 2017. The amount for Ms. Piasecki (Governance and Corporate Responsibility) includes cash compensation of $15,000 for her service as chair during 2017. Of the amounts of cash compensation earned, the following directors elected to defer cash fees into common stock equivalent units under our Fee Deferral Plan for Directors and were credited with the following common stock equivalent units: Ms. Lewis—$100,000, or 3,035 units; and Mr. Williamson—$120,000, or 3,642 units. Amounts deferred into common stock equivalent units under the Fee Deferral Plan for Directors will be paid following the director’s termination of service in the form of shares of the company’s common stock.

(2)	Amounts reflect the grant date fair value of director compensation paid in the form of restricted stock units (“RSUs”). The grant date fair value was computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, and for each director is based on a grant date that is the date of the company’s 2017 annual meeting. The following directors chose to defer RSUs into common stock equivalent units under our Fee Deferral Plan for Directors and were credited with the following common stock equivalent units: Mr. Holley—6,071 units; and Ms. Lewis—4,250 units. Amounts deferred into common stock equivalent units under the Fee Deferral Plan for Directors will be paid following the director’s termination of service in the form of shares of the company’s common stock.

The number of RSUs paid to directors was determined by dividing the dollar amount of the retainer equity award by the average of the high and the low price of Weyerhaeuser Company common stock on the date of grant as reported by The Wall Street Journal for the New York Stock Exchange Composite Transactions. For May 2017 awards, the average of the high and low price of the company’s common stock on the date of grant was

$32.94, which resulted in a grant of 6,071 RSUs for the chairman of the board and 4,250 RSUs for each of the other directors. The RSUs vest over one year and will be settled in shares of the company’s common stock at the one-year anniversary of the date of grant. Directors who leave the board during the one-year period receive a pro-rata number of shares on the settlement date. RSUs granted to directors are credited with dividends during the one-year vesting period.

Deferral Options for Cash and Equity Retainer

Directors may elect to defer all or a portion of the annual cash and equity retainer payments under the Fee Deferral Plan for Directors. A director may elect to defer the cash retainer into an interest-bearing account (with interest in accordance with the plan at 120% of the applicable federal long-term rate (AFR) as published by the IRS in January of each plan year), or to defer the cash or equity (RSU) retainer in stock equivalent units. In the case of cash fees, the number of credited stock equivalent units is determined by dividing the amount of cash deferred by the average of the high and the low price of the company’s common stock on the date such fees would have been paid. In the case of equity (RSU) fees, the RSUs are deferred into an equal number of stock equivalent units. In each case, stock equivalent units are credited with dividends during the deferral period.

Amounts deferred into cash are paid in cash, and amounts deferred into stock equivalent units are paid in company stock, in each case at the end of the deferral period, but in no event earlier than the director’s separation from service to the board, in accordance with the requirements and limitations of Section 409A of the Internal Revenue Code (IRC).

ANNUAL MEETING ATTENDANCE

The directors are expected to attend the company’s annual meetings, if possible. All of the directors serving at the time of the 2017 annual meeting attended the 2017 annual meeting.

20	WEYERHAEUSER COMPANY

ITEM 2. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS

We are asking our shareholders to indicate their support for the compensation of our named executive officers (“NEOs”)    as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs.

Our executive officers, including our NEOs, are critical to our success. That is why we design our executive compensation program to attract, retain and motivate superior executive talent. At the same time, we design our executive compensation program to focus on shareholders’ interests and sustainable long-term performance. We do this by making a significant portion of our NEOs’ compensation contingent on reaching specific short- and long-term performance measures.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholders to vote “FOR” the following resolution at the 2018 Annual Meeting:

“RESOLVED, that the company’s shareholders approve, on an advisory basis, the compensation of the named executive officers as disclosed in the company’s Proxy Statement for the 2018 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2017 Summary Compensation Table and the other related tables and disclosures.”

This say-on-pay vote is advisory and therefore will not be binding on the company, the Compensation Committee or our board of directors. However, our board of directors and our Compensation Committee value the opinions of our shareholders and to the extent there is any significant vote against the NEOs’ compensation as disclosed in this proxy statement, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends that shareholders vote “FOR” this advisory proposal to approve the compensation of our named executive officers.

2018 ANNUAL MEETING & PROXY STATEMENT	21

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Introduction

This Compensation Discussion and Analysis explains the process that the Compensation Committee uses to determine compensation and benefits for the company’s principal executive officer, principal financial officer, and our three other most highly compensated executive officers who were serving as executive officers on December 31, 2017 (collectively, the “named executive officers” or “NEOs”) and provides a detailed discussion about those programs. For 2017, our NEOs are:

Name	Title
Doyle R. Simons	President and Chief Executive Officer
Russell S. Hagen	Senior Vice President and Chief Financial Officer
Adrian M. Blocker	Senior Vice President, Wood Products
Rhonda D. Hunter	Senior Vice President, Timberlands
James A. Kilberg	Senior Vice President, Real Estate, Energy & Natural Resources

CD&A Table of Contents

22	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Executive Summary

Weyerhaeuser’s executive compensation programs are designed to align the interests of our executive officers with those of our shareholders. Our compensation philosophy is to provide market-competitive programs that ensure we attract and retain world-class talent, with pay directly linked to the achievement of short- and long-term business results. The Compensation Committee reviews executive compensation program components, targets and payouts on an annual basis to ensure the strength of our pay-for-performance alignment.

2017 Business and Performance Highlights

2017 was a very strong year for Weyerhaeuser, as we successfully completed our merger integration, further focused our portfolio and delivered improved financial performance across all our businesses. We generated net earnings of $582 million, or $872 million before special items*, on net sale of approximately $7.2 billion. Our total shareholder return (“TSR”) for 2017 was over 20% (54th percentile of the S&P 500), and we increased our dividend to $0.32 per share consistent with our commitment to a growing and sustainable dividend.

Executive Compensation Practices

Our leading practices include:

● Stock ownership guidelines for the CEO (six times salary) and senior vice presidents (two times salary). Senior officers who have not yet accumulated the required ownership level must hold 75% of the net shares remaining after vesting of restricted stock units (“RSUs”) and performance share units (“PSUs”).

● An executive compensation program designed and managed to mitigate undue risk.

● A “clawback” policy for incentive compensation recovery.

● A policy prohibiting hedging and pledging of company stock by directors and officers.

● An independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”), which advises the Compensation Committee.

● “Double trigger” accelerated vesting of our long-term incentive equity awards upon a change in control.

● No executive perquisites other than limited relocation-related benefits.

● No tax gross ups for “golden parachute” excise taxes.

● No repricing of stock options.

● Annual review of all of our compensation programs to ensure they do not encourage inappropriate risk-taking.

*	Represents a measure of performance that is calculated and presented other than in accordance with generally accepted accounting principles (“GAAP”). See Appendix A for an explanation of these non-GAAP measures, a full reconciliation of these non-GAAP results to our GAAP Net Earnings results, and a brief discussion of why we use these non-GAAP performance measures.

2018 ANNUAL MEETING & PROXY STATEMENT	23

REVENUE INCREASED BY 11.6% IN THE LAST YEAR 2016 $6.365B 2017 $7.196B WE INCREASED FULL YEAR ADJUSTED EBITDA BYAPPROXIMATELY $500 MILLION* (over 30% increase) 2016    $1.583B 2017 $2.081B WE RETURNED OVER $941 MILLION IN DIVIDENDS TO OUR COMMON SHAREHOLDERS IN THE LAST YEAR

EXECUTIVE COMPENSATION

Compensation Highlights

Pay for Performance. Our compensation program is designed to reflect a strong pay-for-performance and shareholder interest alignment that will result in superior financial results and create long-term value for shareholders. We tie pay to performance by measuring business and individual performance in our incentive plans, and we structure our total compensation program such that our executives only do well when our shareholders do well.

Annual Incentive Plan. Our short-term annual incentive plan is funded based primarily on the absolute financial performance of each individual business against pre-determined targets and partly based on the performance of the business against certain controllable business metrics relating to operational excellence, such as financial and competitive performance, cost competitiveness, reliability, cash generation and performance against strategic goals such as people development. Based on their absolute financial performance and performance against their controllable business metrics, bonuses for each business segment funded at the following levels in 2017:

Business Segment	Funding Times Target
Timberlands	1.39
Real Estate, Energy & Natural Resources	1.39
Wood Products	1.40
Corporate Staff	1.39

As a result of our financial performance and achievement of several strategic goals in 2017, our named executive officers received payments under our annual incentive cash bonus plan ranging from 139% to 173% of target levels for 2017. These strategic goals included without limitation people development, operational excellence initiatives, portfolio management and capital allocation, timberlands integration and leadership transition. For more discussion, see “Compensation Components—Determination of Compensation—Short-Term Incentive Plan” on page 29.

Long-Term Incentive Plan. Long-term incentive grants for executive officers in 2017 included a mix of forms of equity, with 60% of the value of the award granted as PSUs, and 40% of the value granted as RSUs. PSUs granted in 2017 will be earned within a range from 0% to

150% of the target number of PSUs based on two independent performance measures: the company’s three-year total shareholder return (“TSR”) relative to companies in the S&P 500 Index (50% weighting); and the company’s three-year TSR relative to a designated industry peer group (50% weighting). The company’s performance against each performance goal will be measured separately to determine actual percentile performance and the corresponding PSU payout percentage, multiplied by the appropriate weighting factor. For more discussion, see “Compensation Components—Determination of Compensation—Long-Term Incentive Compensation” on page 33.

Consideration of the 2017 Advisory Vote on Executive Compensation

Shareholders communicated overall approval of our compensation philosophy and programs with “say-on-pay” voting results in excess of 97% in 2017 and 95% in 2016. Our Compensation Committee and board of directors value the opinions of our shareholders and consider those opinions when making compensation decisions. To the extent we receive a significant vote against the compensation of our named executive officers, we will consider our shareholders’ concerns and the Compensation Committee will evaluate whether any responsive actions are required. Our shareholders voted in 2017 to continue having “say-on-pay” votes on an annual basis. Therefore, the next “say-on-pay” vote will occur at our 2019 annual shareholders meeting, and we expect the next vote on the frequency of the “say-on-pay” vote to occur at our 2023 annual shareholders meeting.

Compensation Philosophy and Principles

We design our compensation programs to motivate and reward employees for performance that results in superior financial results and creates long-term value for shareholders. We do this by generally targeting base pay at or slightly below the competitive median and targeting incentive pay, which is tied directly to performance, at or slightly above the competitive median, so that the resulting target total direct compensation opportunity approximates median. We tie pay to performance by:

●	measuring company, business and individual performance;

●	using performance to differentiate the amount of incentive compensation; and

●	allocating more reward dollars to higher performing businesses and employees.

24	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Our goal is to ensure Weyerhaeuser’s executive compensation programs are competitive and support key financial, strategic and human resources objectives. These include:

●	attracting and retaining highly skilled executives;

●	tying total compensation opportunities to the achievement of the company’s short- and long-term financial and strategic goals; and

●	enhancing the commonality of interests between management and shareholders by encouraging executives to think and behave like owners.

The following key compensation principles guide the design and administration of the company’s compensation program:

●	maintain total compensation opportunities at market-competitive levels;

●	clearly communicate desired behavior and use incentive pay to reward the achievement of performance goals;

●	provide a broad range of payout opportunities based on performance; and

●	design simple pay programs to ensure employee understanding.

Total Compensation

To provide a competitive overall compensation and benefits package that is tied to creating shareholder value and that supports the execution of our business strategies, we use a range of compensation components. The combination and the amount of each component are influenced by the role of the executive in the company, market data, and the total value of all the compensation and benefits available to the executive. Following is a summary of our compensation program for executive officers for 2017.

Element	Objectives and Basis	Form
Base salary	Provide a minimum fixed level of compensation that is competitive for each role	Cash
Annual cash incentives	Annual incentive to drive company, business unit and individual performance	Cash
Long-term incentives	Long-term incentive to drive company performance, align executives’ interests with shareholders’ interests, and retain executives through long-term vesting and potential wealth accumulation	PSUs and RSUs
Special bonuses	Reward extraordinary performance and attract and retain top talent for key roles within the organization	Cash or equity
Retirement benefits	Provide means to save for retirement	Participation in tax-qualified and non-qualified defined benefit and defined contribution plans
Deferred compensation benefits	Allow executives to defer compensation on a tax-efficient basis	Eligibility to participate in a deferred compensation plan
Medical and other benefits	Provide competitive benefits package that includes benefits offered to all employees	Health and welfare plans, and other broad-based employee benefits

2018 ANNUAL MEETING & PROXY STATEMENT	25

EXECUTIVE COMPENSATION

Compensation Mix

We seek to accomplish our executive compensation goals through an appropriate mix of short-term and long-term compensation, by providing a larger percentage of our executive officers’ total compensation opportunity in the form of equity compensation, and by ensuring that a significant portion of our executive officers’ total pay opportunity is in the form of performance-based compensation.

The following charts illustrate 2017 target compensation for Mr. Simons and an average for all other NEOs by type of compensation. A significant portion (approximately 61% and 55%, respectively) of the total target compensation of our CEO and our NEOs is performance-based.

CEO COMPENSATION MIX	NEW COMPENSATION MIX

Pay for Performance. Our mix of fixed (primarily base salary and RSUs) and performance-based compensation (primarily annual cash incentive plan and PSUs), with a significant weighting toward performance-based compensation at the executive officer level, supports the company’s overall pay-for-performance culture and drives superior business performance. The percentage of an employee’s compensation opportunity that is performance-based, as opposed to fixed, is based primarily on the employee’s role in the company. In general, employees with more ability to directly influence overall company and business segment performance have a greater portion of variable, performance-based pay at risk through short- and long-term incentive programs.

A Balanced Long-term Outlook. Our mix of short-term (primarily base salary and annual cash incentive plan) and long-term incentives (PSUs and RSUs), with a significant portion of total compensation provided through long-term incentives for our executive officers, encourages focus on both long-term strategic and financial objectives and shorter-term business objectives without introducing excessive risk. In general, employees with more ability to directly influence overall company and business segment performance have a greater portion of their overall compensation provided through long-term incentives.

Alignment with Shareholders. Our mix of cash (primarily base salary and annual cash incentive plan) and equity compensation (PSUs and RSUs), with a significant portion of each executive officer’s total compensation opportunity coming through equity incentive grants, closely aligns the interests of our executive officers with those of our shareholders. In general, employees with more ability to directly influence overall company and business segment performance have a greater portion of total pay opportunity provided through equity incentive programs.

Performance Management

We design our compensation programs to reward achievement of specific financial, strategic and individual performance goals. We use an annual Performance Management Process (“PMP”) for our employees to assess individual performance. In the PMP process, each employee, including each of our NEOs, establishes his or her performance goals at the beginning of the year in consultation with the employee’s manager. The CEO’s performance goals are recommended by the Compensation Committee and approved by the board. We

26	WEYERHAEUSER COMPANY

CEO COMPENSATION MIX Long-Term Incentive Plan 29% RSU 10% Base Salary 15% Annual Incentive 46% PSU 61% Performance Based NEO COMPENSATION MIX Long-Term Incentive Plan 24% RSU 21% Base Salary 18% Annual Incentive Plan 37% PSU 24% RSU 55% Performance Based

EXECUTIVE COMPENSATION

assess the employee’s performance against these performance goals. Performance goals may include a broad spectrum of metrics aligned with achieving our vision, such as safety results, workforce effectiveness, financial and operating results, people development, governance and corporate responsibility, environment and sustainability, and customer value delivery. At the end of the year, the employee’s performance is assessed against these multiple goals, which results in an aggregate ranking of “exceeds,” “achieves” or “below.” The employee’s individual performance ranking is one important factor in decisions regarding compensation. The Compensation Committee and the board review the CEO’s performance against his goals annually.

Key performance goals for our NEOs in 2017 were principally in the areas of: cash flow generation, return on net assets (“RONA”), operational excellence, relative competitive performance, capital effectiveness, strategic priorities, safety, workforce effectiveness, and people development. Mr. Simons’ principal individual performance goals for 2017 were based on the three key levers on which the company is focused to drive shareholder value—portfolio, performance and capital allocation—as well as growth and achievement against the company’s vision. For 2017 compensation decisions, each of our NEOs was determined to have performed at the level of “achieves” or above in relation to his or her performance goals.

Forms of Long-Term Incentive Compensation

In 2017, grants under our long-term incentive program for senior officers, including our NEOs, included a mix of forms of equity, with 60% of the value of the award granted as PSUs and 40% of the value granted as time-vested RSUs. This mix puts more compensation at risk for senior executives and provides for greater rewards if superior performance is generated. Beginning in 2017, stock options were eliminated as a part of long-term incentive compensation. In light of the company’s strategic transformation of its asset portfolio and increased focus on increasing cash flow and the dividend, the Compensation Committee decided that the long-term incentive program should better reflect, and align with, the way we deliver value to our shareholders. The Compensation Committee believes that PSUs and RSUs more effectively capture the way we create value for our shareholders than stock options, because stock options do not reflect dividend returns during the option period. This change in practice also takes into account that the vast majority of REITs do not use stock options in their long-term incentive programs.

Market Positioning

The company uses comparative executive compensation data publicly available from a designated peer group of companies in combination with executive compensation survey data to evaluate the competitiveness of our executive compensation program. Our objective is to set total target compensation and benefit levels within the median range of market pay and benefit levels. Each component of total compensation and other benefits is intended to be consistent with market practices as established by the peer group described below to help the company attract and retain talented executives and incentivize them to produce superior long-term shareholder returns.

We review market compensation levels to determine whether total target compensation for our executive officers remains in the targeted median pay range and make adjustments when appropriate. This assessment includes evaluation of base salary, annual incentive opportunities and long-term incentives. In addition, we review other rewards such as health benefits and retirement programs relative to the market. We also review the competitive performance of our peers to help establish performance targets for incentive plans and to assess appropriate payout levels for performance. In analyzing this information, we compare the pay of individual executives if we believe the positions are sufficiently similar to make meaningful comparisons and we consider each executive’s level of responsibility, prior experience, job performance, contribution to the company’s success and results achieved. The Compensation Committee exercises its business judgment and discretion and does not apply formulas or assign specific mathematical weights to individual factors.

For the market assessment conducted in early 2017 to help the Compensation Committee set 2017 executive target pay opportunities, total target compensation for our NEOs relative to similarly situated executive officers in the competitive market was within the median range. See “Compensation Components” below for details.

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EXECUTIVE COMPENSATION

Peer Group

When establishing target pay opportunities for our NEOs for 2017, the Compensation Committee reviewed competitive market data in 2017 for the following group of comparator companies, comprised of basic materials and manufacturing companies and REITs:

Company	Revenue(1) ($MM)	Market Cap(2) ($MM)
Air Products & Chemicals, Inc. (APD)	$9,524	$31,263
Alcoa (AA)(3)	$20,700	$8,129
American Tower Corp (AMT)	$5,526	$45,116
AvalonBay Communities, Inc. (AVB)	$2,017	$24,327
Boston Properties, Inc. (BXP)	$2,548	$19,342
Crown Castle International Corp. (CCI)	$3,835	$31,232
Eastman Chemical Company (EMN)	$9,045	$11,037
Equity Residential (EQR)	$2,524	$23,534
General Growth Properties, Inc. (GGP)	$2,555	$22,101
International Paper Company (IP)	$21,141	$21,819
Nucor Corporation (NUE)	$15,708	$18,956
Potash Corp of Saskatchewan Inc. (POT)	$4,239	$15,439
PPG Industries, Inc. (PPG)	$15,370	$25,016
Prologis Inc. (PLD)	$2,755	$27,906
Public Storage (PSA)	$2,589	$38,764
The Mosaic Company (MOS)	$7,464	$10,272
Vornado Realty Trust (VNO)	$2,477	$19,725
WestRock Company (WRK)	$14,172	$12,582
75th Percentile	$13,010	$27,183
50th Percentile	$4,883	$21,960
25th Percentile	$2,564	$16,318
Weyerhaeuser Company (WY)	$7,871	$22,509

(1)	4Qs of revenue closest to 2016 calendar year-end.

(2)	As of 12/31/2016.

(3)	At the time the Compensation Committee reviewed competitive market data, Alcoa had split into two companies, Alcoa and Arconic. However, competitive market data was only available for the legacy combined company. Alcoa remains a part of the peer group, while Arconic does not.

Each year the Compensation Committee, working with its independent compensation consultant, reviews the composition of the peer group and determines whether any changes should be made to the peer group to maintain our compensation within the group median. No changes were made to the peer group for 2017. In addition to reviewing the current pay practices of these peer companies, the Compensation Committee reviews various pay surveys, including surveys of pay practices of forest products companies and comparably-sized manufacturing companies as well as general industry data for similarly-sized companies. The peer group and survey data are generally reviewed separately to understand pay differences, if any, by industry or business segment and to assess whether any changes in pay data from year to year reflect true market trends.

28	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Compensation Components –

Determination of Compensation

Base Salary

Base salary is the principal fixed element of executive compensation. In setting base salaries for executives, our Compensation Committee generally targets base salary to be at or slightly below the median level among the peer group companies described above for the applicable executive role. We also consider other factors to allow us to meet our objective of attracting and retaining critical talent, such as the company’s performance, relative pay among executives, the executive’s individual performance, and his or her experience and potential to assume roles with greater responsibility. The Compensation Committee reviews executive salaries on an annual basis. Increases in salaries generally are based on the market level salary for the role in which the executive serves and individual performance assessments. Based on the competitive assessment conducted in early 2017, Mr. Simons’ 2017 base salary was below median to reflect the company’s general philosophy to have a greater portion of the CEO’s total pay at risk through short-and long-term incentive programs. Base salaries for each of Messrs. Blocker, Hagen, and Kilberg and Ms. Hunter were within the median range. Mr. Hagen’s base salary was increased for 2017 to bring it in line with similarly-situated executives.

Base salaries for our NEOs in 2017 were:

Named Executive Officer	Percentage Increase Over 2016	2017 Base Salary
Doyle R. Simons	0%	$1,000,000
Russell S. Hagen	3.64%	$570,000
Adrian M. Blocker	0%	$570,000
Rhonda D. Hunter	0%	$570,000
James A. Kilberg	0%	$542,000

Short-Term Incentive Plan

Our Annual Incentive Plan (“AIP”) is an annual cash bonus plan designed to:

●	motivate our executive officers, including our NEOs, and other participants to generate strong financial performance and achieve our strategic goals;

●	link pay to performance; and

●	attract and retain top talent employees.

Each AIP participant is assigned a target bonus opportunity that reflects competitive practices in the market for similar positions. The AIP is funded based on achieving the pre-established financial performance and controllable business metrics described below. The actual bonus amounts awarded to individual employees are based on the level of plan funding and the individual employee’s individual performance against his or her performance goals. Executives with a performance rating of “achieves” will generally receive an award at or near the bonus level funded by financial and business performance.

AIP Performance Measures and Plan Mechanics

For 2017, the AIP focused on the performance of the company’s three business segments: Timberlands, Real Estate, Energy & Natural Resources, and Wood Products. We view each of the company’s businesses separately to optimize the performance of each business. The AIP is designed to be easy for employees to understand and give them a clear view of the effect of their business improvement efforts on their compensation.

AIP funding is calculated using financial performance metrics and controllable business metrics, with the financial performance metrics weighted 70% and the controllable business metrics weighted 30%.

Employees of each business segment, including the executive officer leading a segment, receive bonuses under the AIP based on:

●	the performance of the business against its financial performance metrics targets;

●	the performance of the business against its controllable business metrics; and

●	the performance of each employee against his or her individual performance goals.

The CEO and corporate function employees, including the Chief Financial Officer, receive annual bonuses based on a weighting of earned funding of the AIP for the business segments—40% for Timberlands, 20% for Real Estate, Energy & Natural Resources, and 40% for Wood Products—modified by the performance of the individual employee against his or her performance goals. This funding mechanism is designed to make the CEO accountable for the results of all of our businesses and to focus corporate function employees on the goals, priorities and success of the businesses in which they play a critical role.

2018 ANNUAL MEETING & PROXY STATEMENT	29

EXECUTIVE COMPENSATION

Financial Performance Metrics

The 2017 financial performance metrics for AIP funding:

●	for the Timberlands and Real Estate, Energy & Natural Resources businesses, were based on the combined Adjusted EBITDA achieved by the two businesses;

●	for the Wood Products business, was based on RONA; and

●	for the CEO and corporate function employees, were based on a weighting of earned funding of the AIP for the three businesses—40% for Timberlands, 20% for Real Estate, Energy & Natural Resources and 40% for Wood Products.

For 2017, Funds from Operations, or “FFO”, was replaced by a new performance measure for the Timberlands and Real Estate, Energy & Natural Resources segments: earnings before interest, taxes, depreciation, depletion, amortization, basis of real estate sold, pension and postretirement costs not allocated to business segments and special items, or “Adjusted EBITDA”. The Compensation Committee made the change to use Adjusted EBITDA because it aligns this important incentive compensation program with the way the company evaluates and reports its performance to shareholders and better reflects the way senior management manages the company.

RONA is defined as earnings before interest and taxes, or “EBIT”, divided by average net assets, which is total assets for Wood Products less cash and cash equivalents and current liabilities. We use RONA as the principal performance measure for our Wood Products business because of its strong link over time to total shareholder return in the basic materials sector and for Weyerhaeuser. The use of this measure is intended to focus participants on generating profitability, both through increasing revenues and controlling costs. In addition, use of this measure reinforces the importance of making capital investments that will improve the company’s overall returns.

Targets for the financial performance metrics are established by the Compensation Committee at the beginning of each plan year and are not subject to adjustment by management. The Compensation Committee determines the level of Adjusted EBITDA and RONA performance necessary for funding the threshold, target and maximum levels, which represent funding at 20%, 100% and 200% of target levels, respectively. If the applicable performance goal is below the threshold, the funding level for this portion of the AIP is 0%. Targets for the AIP’s financial performance metrics are established based on a variety of factors:

●	The near-term outlook, prior year performance and competitive position influences the performance goal set for target funding for the Timberlands and the Real Estate, Energy & Natural Resources businesses.

●	The cost of capital and competitive position influences the performance goal set for target funding for the Wood Products business.

●	Internal benchmarks of outstanding performance influence the performance goal set for maximum funding.

For 2017, the Compensation Committee set a combined Adjusted EBITDA target for the Timberlands and Real Estate, Energy & Natural Resources businesses and a RONA target for the Wood Products business at the following levels:

	Metric	Threshold (20% of Target Funding)	Target (100% of Target Funding)	Maximum (200% of Target Funding)
Timberlands and Real Estate, Energy & Natural Resources	Adjusted EBITDA	$912 million	$1,141 million	$1,426 million
Wood Products	RONA	6%	12%	22%

Controllable Business Metrics

The remainder of the AIP funding determination (30%) is based on the performance of each business against certain controllable business metrics approved in advance by the Compensation Committee. The controllable business metrics measure performance against achievement of the company’s vision in areas such as operational excellence and people development, financial and competitive performance, cost competitiveness and performance against strategic goals and priorities.

30	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Bonus Opportunities Under the AIP

At the beginning of the year, each AIP participant, including each of our NEOs, was assigned a target bonus opportunity that reflected competitive practices in the market for similar positions. Target bonus opportunities in 2017 were 150% of base salary for our CEO and 85% of base salary for all other NEOs. Under the AIP, the bonus for each executive officer can range from 0% to 300% of the target incentive value. Funding based on the financial performance and controllable business metrics ranges from 0% to 200% of target. Based on individual performance, such funded amounts may be modified by 0% to 150%, i.e., decreased to 0% of target or increased up to a maximum of 300% of target value. Targets set for the NEOs were based on competitive market practices and designed to focus the executive on financial performance, operational excellence and people development.

AIP Bonus Allocation Process

After the end of each plan year, the Compensation Committee approves the funding for the AIP based on the performance of each business against its pre-determined financial performance metrics and controllable business metrics. The bonus opportunities for executive officers are adjusted up or down from each officer’s target opportunity based on the level of funding achieved (e.g., 50% funding would reduce an officer’s target opportunity by half). Funded awards are allocated to executive officers based on each officer’s individual performance rating against his or her pre-established performance goals, based on a qualitative and quantitative assessment of performance (see “Compensation

Philosophy and Principles”) and other individual performance criteria. In general, an executive officer who receives an “achieves” performance review will earn an annual incentive award at or near his or her funding-adjusted individual target level. Similarly, an executive officer who falls below “achieves” level of performance will typically receive less than the individual funding-adjusted target incentive opportunity, and an executive who receives an “exceeds” performance review may earn an annual incentive award greater than his or her individual funding-adjusted target level.

The Compensation Committee and the full board each approves the bonus to be paid to our CEO. The Compensation Committee determines the bonuses to be paid to executive officers based on recommendations by our CEO and chief human resources officer.

Consistent with past practice, the Compensation Committee also established overall performance measures of cash flow (net cash from operations meets or exceeds $500 million) and earnings per share (“EPS”) (diluted net earnings attributable to Weyerhaeuser common shareholders meets or exceeds $0.50) for purposes of qualifying 2017 AIP bonuses as deductible performance-based compensation under Section 162(m) of the Internal Revenue Code. Because these threshold goals were met, the Compensation Committee was authorized to make the AIP awards as described above. However, in light of recent federal tax legislation, the entire amount of paid 2017 AIP bonuses may not be fully deductible as a result of the Section 162(m) changes. For more information, see Limitation on Deductibility of Executive Compensation below.

AIP Funding Illustration

Individual AIP awards are calculated as follows:

2018 ANNUAL MEETING & PROXY STATEMENT	31

Base Salary Target AIP Opportunity Percentage Business Performance Funding Multiple Individual Performance Adjustment Individual AIP Award

EXECUTIVE COMPENSATION

For 2017, AIP funding multiples were as follows:

	FINANCIAL PERFORMANCE METRICS		CONTROLLABLE BUSINESS METRICS

Business (Financial Measure)	2017 Financial Results	Funding Multiple (A)	2017 Business Metrics Results	Funding Multiple (B)	2017 Total Business Funding Multiple (A+B)
Timberlands (1)	$1,177 million	0.79	Exceeds	0.60	1.39
Real Estate, Energy & Natural Resources (1)	$1,177 million	0.79	Exceeds	0.60	1.39
Wood Products (2) (4)	33%	1.40	High Achieves	—	1.40
Chief Executive Officer, Chief Financial Officer and other corporate functions (3) (4)	N/A	1.03	N/A	0.36	1.39

(1)	Based on a combined Adjusted EBITDA for Timberlands and Real Estate, Energy & Natural Resources.

(2)	Based on segment RONA.

(3)	Based on performance of Timberlands, Real Estate, Energy & Natural Resources, and Wood Products (weighted for each segment at 40%, 20% and 40%, respectively).

(4)	Although the Wood Products business delivered “high achieves” performance for its controllable business metrics, consistent with the company’s focus on pay for performance, the Compensation Committee at the recommendation of management exercised its discretion to reduce the funding multiple due to a product remediation matter.

AIP bonus targets and actual payout amounts for our NEOs in 2017 were:

Named Executive Officer	Target Bonus (% of Base Salary)	Target Bonus Amount ($) [A]	Business Funding Multiple [B]	Individual Performance Adjustment ($) [C]	2017 Bonus Earned ($) [ ( A x B ) + C ]	2017 Bonus Earned (% of Target)
Doyle R. Simons	150%	$1,500,000	1.39	$515,000	$2,600,000	173%
Russell S. Hagen	85%	$484,500	1.39	$151,545	$825,000	170%
Adrian M. Blocker	85%	$484,500	1.40	$0	$679,000	140%
Rhonda D. Hunter	85%	$484,500	1.39	$151,545	$825,000	170%
James A. Kilberg	85%	$460,700	1.39	$0	$641,000	139%

The AIP bonus for each of Messrs. Simons, Hagen, Blocker and Kilberg and Ms. Hunter was above target because the business funding multiple applicable to their respective AIP opportunities exceeded target based on business performance, and for Messrs. Simons and Hagen and Ms. Hunter, because they met or exceeded pre-established goals for their respective individual performance adjustments. The 2017 business funding multiple for Mr. Simons was 1.39 based on the performance of the Timberlands, Real Estate, Energy & Natural Resources and Wood Products segments, and the Committee recognized his continued strong leadership in developing key strategic initiatives for the company and for driving operational excellence and people development throughout the organization. The 2017 business funding multiple for Mr. Hagen was 1.39 based on the performance of the Timberlands, Real Estate, Energy & Natural Resources and Wood Products segments, and the Committee recognized his leadership in executing key portfolio management projects, including the divestiture of the company’s Uruguay operations and the divestiture of its investment in the Twin Creeks Timber joint venture. The 2017 business funding multiple for Ms. Hunter was 1.39 based on the performance of the Timberlands segment, and the Committee recognized her leadership in driving operational excellence results and completing a successful integration of the Weyerhaeuser and Plum Creek timberlands organizations. The 2017 business funding multiple for Mr. Blocker was 1.40 based on the performance of the Wood Products segment, and the 2017 business funding multiple for Mr. Kilberg was 1.39 based on the performance of the Real Estate, Energy & Natural Resources segment. Generally, total earned bonuses are rounded up to the nearest $1,000.

32	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Long-Term Incentive Compensation

Each year, target long-term incentive award opportunities are set for each of the company’s executives, including our NEOs. Target award opportunities generally are set at or slightly above the median of peer companies, reflecting the company’s desire to have a greater proportion of pay tied to performance and long-term shareholder value. Grants of long-term incentives are not guaranteed. Participants do not receive an equity grant if performance against their performance goals does not meet minimum standards. The Compensation Committee also considers competitive market conditions, expected future contributions to the company and retention concerns in determining the final grants to executive officers.

Weyerhaeuser makes its annual long-term incentive grants to employees in February of each year at the regular meeting of the Compensation Committee, which typically is within two weeks after the company publicly releases earnings. For executive officers who are hired or promoted during the year, the Compensation Committee considers compensation levels in connection with the board’s appointment of the executive and may approve equity grants for the executive that are effective upon the later of (i) the officer’s start date or the effective date of the promotion or (ii) the date the grant is approved by the Compensation Committee.

The Compensation Committee’s February meeting date was the effective grant date for the 2017 annual equity grants. Equity grants to Mr. Simons were made on the day following the Compensation Committee meeting at the meeting of the full board.

2015 PSU Performance

PSUs granted in 2015 were tied to achievement of the company’s long-term operational objectives and designed to align pay and performance, a key company goal. The actual number of 2015 PSU units earned was based on a three-year measure of the company’s TSR relative to the TSR of the constituents of the S&P 500 index and the TSR for a designated industry peer group of companies. No PSU units could be earned for performance at or below the 25th percentile, and up to 150% of target PSU units granted could be earned for performance at or above the 75th percentile, with linear interpolation for relative TSR between the 25th percentile and 75th percentile. Each comparator group carried equal (50%) weighting. For the period 2015 to 2017, the company’s TSR ranking was above the 25th percentile and below the 50th percentile relative to the S&P 500 and below threshold relative to the industry peer group. After giving effect to the 50% weighting for each comparator group, 31.5% of target PSU units were earned by our NEOs, other than Mr. Hagen and Mr. Kilberg, who were not employed by the company when the 2015 PSU awards were granted.

Total Long-Term Incentive Compensation Grants

The Compensation Committee established a target level of long-term incentives for each executive officer position relative to the median of competitive market long-term incentive levels. For 2017, the target long-term incentive values for the NEOs were:

Named Executive Officer	2017 Target Long-Term Incentive Value (1)
Doyle R. Simons	$7,500,000
Russell S. Hagen	$1,600,000
Adrian M. Blocker	$1,600,000
Rhonda D. Hunter	$1,600,000
James A. Kilberg	$1,550,000

(1)	These amounts reflect the approved target value of long-term incentive compensation granted to each NEO in 2017. The actual grant-date fair values of these grants, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, are shown in the Summary Compensation Table on page 38 and the Grants of Plan-Based Awards for 2017 table on page 40.

2018 ANNUAL MEETING & PROXY STATEMENT	33

EXECUTIVE COMPENSATION

For 2017, 60% of the target value of the long-term incentive awards were granted in the form of PSUs and 40% of the value of the long-term incentive awards were granted in the form of RSUs.

RESTRICTED STOCK UNITS 40%	PERFORMANCE SHARE UNITS 60%

● Alignment with shareholders ● Facilitates share ownership ● Strong retention vehicle	● Tied to achievement of long term operational objectives ● Facilitates share ownership ● Alignment with shareholders ● Strong retention vehicle	Shares earned will range from 0% to 150% of the target number of PSUs based on the company’s 3-year TSR performance relative to S&P 500 and designated industry peer group.

Performance Share Unit Awards

PSUs are tied to achievement of the company’s long-term operational objectives and are designed to align pay and performance, a key company goal. Weyerhaeuser grants PSUs to executive officers to incent production of superior long-term shareholder returns through achievement of long-term operational and strategic business goals.

A target number of PSUs were granted to the NEOs in 2017, as shown in the following table:

Named Executive Officer	Performance Share Units
Doyle R. Simons	120,989
Russell S. Hagen	26,051
Adrian M. Blocker	26,051
Rhonda D. Hunter	26,051
James A. Kilberg	25,237

The actual number of PSUs earned may range from 0% to 150% of the target number of PSUs granted based on two independent performance measures over a three-year performance period: the company’s three-year total shareholder return (“TSR”) relative to companies in the S&P 500 Index (50% weighting); and the company’s three-year TSR relative to a designated industry peer group (50% weighting). The industry peer group of companies includes: Boise Cascade Company, Catchmark Timber Trust, Louisiana-Pacific Corporation, Potlatch Corporation, Rayonier Inc., St. Joe Company and West Fraser Timber Co. Ltd. Company performance against each performance goal is measured separately to determine actual percentile performance and the corresponding PSU payout percentage, multiplied by the appropriate weighting factor.

For example, if the company achieves 50th percentile performance against each of the S&P 500 comparator group and 75th percentile performance against the industry comparator group, then a participant holding a target award of 1,000 PSUs would earn 1,250 PSUs as follows: (a) 1,000 x 100% payout x 50% weighting = 500 shares; and (b) 1,000 x 150% payout x 50% weighting = 750 shares.

These independent performance measures ensure potential PSU payouts are strongly aligned with shareholder interests. Performance over the three-year period can range from a threshold minimum of 25th percentile performance to a maximum performance of greater than or equal to 75th percentile performance.

Payout percentages at various levels of relative TSR performance for the 2017 PSUs are illustrated in the table below:

TSR Percentile Rank Against Each Peer Group (50% Weighting Each)	Payout % of Target Awards (1)
< 25th percentile	0%
25th percentile	50%
50th percentile	100%
≥ 75th percentile	150%

(1)	Payout percentages for performance above threshold (TSR performance above the 25th percentile) will be linearly interpolated between percentiles, in each case with a weighted maximum of 150%.

If the company declares and pays dividend equivalent units on the company’s common stock during the time period when PSUs are outstanding, the PSUs will be credited with the dividend equivalents, which will be reinvested in additional units, adjusted for performance and paid out in shares if and when earned and the PSUs vest. To the extent the PSUs vest and are paid to participants, the dividend equivalents credited to the PSUs will also vest and be paid.

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Restricted Stock Unit Awards

The company grants RSU awards to align the interests of executive officers with those of our shareholders by creating a strong incentive to create and preserve long-term shareholder value. Through RSUs, executive officers, like our shareholders, share both the risks and rewards of stock ownership. In addition, RSUs reward total shareholder return, whether delivered through share price appreciation or dividends. The company believes this is appropriate since, as a REIT, our dividend distribution requirements lead to a significant portion of our total shareholder return being delivered through dividends. Through multi-year vesting, the RSU grants also serve as a strong retention vehicle. RSUs vest ratably over four years with 25% vesting on each of the first, second, third and fourth anniversaries of the grant date. During the vesting period, unvested awards are credited with dividend equivalents, which are subject to the same vesting and release schedule as the original RSU awards.

In 2017, the following RSU awards were granted to the NEOs:

Named Executive Officer	Restricted Stock Units
Doyle R. Simons	90,661
Russell S. Hagen	19,521
Adrian M. Blocker	19,521
Rhonda D. Hunter	19,521
James A. Kilberg	18,911

Other Benefits

All U.S. salaried employees, including executive officers, are eligible for:

●	a tax-qualified defined benefit pension plan, if hired before January 1, 2014;

●	if hired on or after January 1, 2014, a non-elective employer contribution, currently 5% of eligible pay, in a tax-qualified defined contribution 401(k) or savings plan;

●	a tax-qualified defined contribution 401(k) or savings plan, currently with an employer matching contribution of fifty percent for the first 6% of eligible pay (as defined by the IRS) contributed by the employee;

●	health and dental coverage;

●	disability insurance;

●	paid time off; and

●	paid holidays.

These rewards are designed to be competitive with overall market practices and are in place to attract and retain high-level talent. In addition, executive officers may be eligible to:

●	participate in a non-qualified supplemental retirement plan (if hired before January 1, 2014) or a supplemental defined contribution retirement plan (if hired on or after January 1, 2014);

●	participate in a deferred compensation plan; and

●	receive other limited benefits.

Additional details on these benefits are described below.

Supplemental Retirement Plan and Supplemental DC Plan

Executive officers in the U.S. are eligible to participate in the Supplemental Retirement Plan if hired before January 1, 2014. The Supplemental Retirement Plan provides benefits that are not available under the Weyerhaeuser Pension Plan due to compensation limits imposed by the Internal Revenue Code (IRC). We provided the Supplemental Retirement Plan to our executives because it was a competitive practice within the basic materials industry. Supplemental Retirement Plan benefits are paid from the general funds of the company. Consistent with general market practices, benefits under the Supplemental Retirement Plan are determined by a formula based on compensation paid in the five consecutive years when the executive officer was paid the highest total compensation (generally base salary plus annual incentive up to one times base salary) during the 10 calendar years before retirement. Details of the Supplemental Plan benefits and the amounts accrued to each NEO are found in the Pension Benefits table.

Executives and other highly-paid employees hired on or after January 1, 2014 are eligible to participate in the Weyerhaeuser Supplemental Defined Contribution Plan (“Supplemental DC Plan”). The Supplemental DC Plan is intended to be a replacement plan for participants who are not eligible to receive a benefit under the Pension Plan or the Supplemental Retirement Plan. The Supplemental DC Plan provides for non-elective employer contributions equal to 5% of bonus pay plus the amount that would otherwise be provided under the tax-qualified defined contribution 401(k) plan if deferred compensation

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EXECUTIVE COMPENSATION

were included in the definition of pay and without regard to the compensation limits imposed by the IRC.

Deferred Compensation

Executive officers also are eligible to participate in a deferred compensation plan. The deferred compensation plan provides the opportunity to defer up to 50% of base salary and up to 100% of cash bonuses into an interest-bearing account for payment at a future date or into a deferred compensation plan account denominated in Weyerhaeuser common stock equivalent units. This plan is provided to be competitive in the market for executive talent, and to provide executives with tax planning flexibility at a nominal cost to the company. Contributions during 2017 and year-end account balances can be found in the Non-Qualified Deferred Compensation table.

Additional Benefits

There are no significant additional benefits. Other than limited relocation benefits and limited tax-gross up payments for severance-related health care replacement costs, we do not provide perquisites, nor do we provide vehicles for personal use, personal travel for executives on company aircraft or any other kind of tax-gross ups.

Other Factors Affecting Compensation

Change in Control Agreements

The company has entered into change in control agreements with each of its executive officers, and our long-term incentive plan contains change in control provisions. The Compensation Committee believes that change in control policies are an important element of the executive compensation program, support shareholder value creation and are necessary to attract and retain senior talent in a competitive market. The agreements are intended to ensure that management can fairly consider potential change in control transactions that could result in loss of their jobs.

Change in control benefits – cash severance payments and accelerated vesting and payout of equity grants – are intended to enable executive officers to have a balanced perspective in making overall business decisions and to be competitive within overall market practices. The agreements do not provide for payment of any “golden parachute” excise taxes, and all benefits are subject to a “double-trigger” (i.e., a change in control plus qualifying termination, or in the case of equity awards, a change in control and decision by the successor entity not to continue the outstanding awards). The Compensation

Committee believes it is appropriate to have such agreements provided that they are subject to periodic review to insure the benefits are consistent with market practice and are reasonable. See the description of the specific factors that would result in change in control benefits and the amounts that can be received in connection with a change in control in “Potential Termination Payments—Change in Control” below.

Severance Agreements

The company has severance agreements with each of its executive officers. Under these agreements, the executive receives severance benefits upon termination unless the termination is for cause, is a result of the company’s mandatory retirement policy, is because of the death or disability of the executive or is because the executive leaves or retires voluntarily. The Compensation Committee believes that severance policies are an essential component of the executive compensation program and are necessary to attract and retain senior talent in a competitive market. The Compensation Committee believes it is appropriate to have such agreements provided the agreements are subject to periodic review. The specific amounts that executive officers would receive as severance payments are described in “Potential Termination Payments—Severance” below.

CEO Employment Agreement

In addition to the foregoing arrangements, the company entered into an executive employment agreement with Mr. Simons in February 2016 to ensure he is retained and continues to play a key role in maximizing shareholder value and positioning Weyerhaeuser for long-term success. The agreement, which expires in February 2021, provides Mr. Simons with certain baseline assurances relating to his compensation and benefits (e.g., established minimum base salary, assured participation in long-term incentive, pension, severance, and health & welfare plans on terms at least equal to that provided other executives). The agreement also provides that if Mr. Simons retires at his eligible retirement age (as defined in his employment agreement), a pro-rata portion of any unvested equity awards granted within one-year of his retirement date are forfeited, and all other unvested equity awards outstanding on his retirement date will remain outstanding and vest in accordance with their terms.

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Management’s Role in the Executive Compensation Process

The company’s CEO and chief human resources officer each play an important role in the Compensation Committee’s process for determining executive compensation opportunities. For 2017, human resources executives presented to the committee specific compensation recommendations for all executive officers other than the CEO. These recommendations were developed in consultation with the chief human resources officer and the CEO and were accompanied by supporting market data generated by FW Cook, the committee’s independent compensation consultant. The CEO also provided the committee with his views on compensation matters, generally, and on the performance of the executive officers who report to him. Exercising its independent judgment, the committee made final decisions for 2017 executive compensation opportunities. Decisions related to the CEO’s 2017 compensation opportunities were made independently by the committee in direct consultation with FW Cook, and then were recommended to the board of directors for its approval. The CEO, who is also a director, does not participate in the board’s decision to approve the committee’s recommendation regarding his compensation.

Independent Compensation Consultant

FW Cook has been engaged by the Compensation Committee to act as its compensation consultant and to assist the committee with its responsibilities related to the company’s executive and board of directors compensation programs. A representative of FW Cook attends Compensation Committee meetings, as requested, and communicates with the Chair of the Compensation Committee between meetings.

The Compensation Committee has the sole authority from the board of directors for the appointment, compensation and oversight of the company’s independent compensation consultant.

FW Cook reports directly to the Compensation Committee and all work conducted by FW Cook for Weyerhaeuser is on behalf of the committee. FW Cook provides no services to the company other than these executive and board of director compensation consulting services, and has no other direct or indirect business relationships with the company or any of its affiliates. All executive compensation services provided by FW Cook are conducted under the direction and authority of the Compensation Committee.

The Compensation Committee has reviewed the independence of FW Cook and has concluded that FW Cook’s work has not raised any conflict of interest.

Limitation on Deductibility of Executive Compensation

IRC Section 162(m) limits the deductibility of compensation in excess of $1 million paid to any one NEO in any calendar year. Under the tax rules in effect before 2018, compensation paid to certain NEOs that qualified as “performance-based” under Section 162(m) was deductible without regard to this $1 million limit. The Compensation Committee has historically designed awards under the AIP to qualify for this performance-based compensation exception. However, the Tax Cuts and Jobs Act, which was signed into law December 22, 2017, eliminated this performance-based compensation exception effective January 1, 2018, subject to a special rule that “grandfathers” certain awards and arrangements that were in effect on or before November 2, 2017. As a result, AIP bonus compensation that the Compensation Committee structured in 2017 with the intent of qualifying as performance-based compensation under Section 162(m) that was paid after January 1, 2018 may not be fully deductible, depending on the application of this special rule. From and after January 1, 2018, compensation awarded in excess of $1 million to our NEOs generally will not be deductible. However, the committee will—consistent with its past practice—continue to retain flexibility to design compensation programs that are in the best long-term interests of the company and our shareholders, with deductibility of compensation being one of a variety of considerations taken into account.

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EXECUTIVE COMPENSATION

COMPENSATION TABLES

The following tables set forth information regarding 2017 compensation for each of our 2017 NEOs. Compensation for 2016 and 2015 is presented for the executive officers who were also NEOs in 2016 and 2015. The Summary Compensation Table and the Grants of Plan-Based Awards for 2017 table should be reviewed together for a more complete presentation of both the annual and long-term incentive compensation elements of our compensation program.

Summary Compensation Table

Name and Principal Position	Year	Salary (1)($)	Bonus ($)	Stock Awards (2)($)	Option Awards (3)($)	Non-Equity Incentive Plan Compensation (4)($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (5)($)	All Other Compensation (6)($)	Total ($)
Doyle R. Simons President and Chief Executive Officer	2017 2016 2015	1,000,000 1,000,000 987,500	— — —	7,561,434 5,120,233 4,265,369	— 1,581,847 1,420,491	2,600,000 2,400,000 1,950,000	278,173 228,934 150,153	8,100 7,950 7,950	11,447,707 10,338,963 8,781,463
Russell S. Hagen Senior Vice President and Chief Financial Officer	2017 2016	564,615 434,201	— 25,547	1,628,110 1,004,056	— —	825,000 723,000	247,722 207,631	103,508 80,649	3,368,955 2,475,084
Adrian M. Blocker Senior Vice President, Wood Products	2017 2016 2015	570,000 560,000 520,962	— — —	1,628,110 1,132,023 1,021,460	— 349,710 340,172	679,000 891,000 779,000	186,590 167,579 113,261	8,100 7,950 25,450	3,071,800 3,108,262 2,800,305
Rhonda D. Hunter Senior Vice President, Timberlands	2017 2016 2015	570,000 560,000 522,500	— — —	1,628,110 1,132,023 1,021,460	— 349,710 340,172	825,000 758,000 682,000	1,183,770 988,172 613,801	8,100 59,100 7,950	4,214,980 3,847,005 3,187,883
James Kilberg Senior Vice President, Real Estate, Energy & Natural Resources	2017 2016	542,000 428,778	— 27,382	1,577,236 974,810	— —	641,000 627,000	53,358 43,748	97,169 634,499	2,910,763 2,736,217

(1)	Amounts reflect the dollar amount of base salary paid in cash in the fiscal year.

(2)	Amounts reflect the grant date fair value of RSU and PSU awards granted under the company’s long-term incentive plans computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. Details regarding 2017 stock awards can be found in the table “Grants of Plan-Based Awards for 2017.” Details regarding outstanding stock awards can be found in the table “Outstanding Equity Awards At 2017 Fiscal Year End.” The calculation of the grant date fair value for the 2016 PSUs, which included a company performance condition, was based in part upon the probable outcome of the performance conditions on the grant date. The value of the 2016 PSU grant, assuming achievement of the maximum performance levels, would be as follows: Mr. Simons—$5,051,379; Mr. Hagen—$1,506,083; Mr. Blocker—$1,116,790; Ms. Hunter—$1,116,790); and Mr. Kilberg—$1,462,215. For more information regarding these awards and the calculation of their fair value, refer to company’s disclosure in its Annual Report for the year ended December 31, 2017, Part II, Item 8, Notes to Consolidated Financial Statements—Note 16 Share-Based Compensation.

(3)	Amounts reflect the grant date fair value of stock option awards granted under the company’s long-term incentive plans computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. For more information regarding these stock option awards and the calculation of their fair value, refer to company’s disclosure in its Annual Report for the year ended December 31, 2017, Part II, Item 8, Notes to Consolidated Financial Statements—Note 16 Share-Based Compensation. The company discontinued granting stock options beginning in 2017. Details regarding outstanding stock option awards can be found in the table “Outstanding Equity Awards At 2017 Fiscal Year End.”

(4)	Amounts represent the value of the annual cash incentive awards earned under the company’s annual incentive plan based on the company’s performance and the performance of the company’s businesses and individual NEOs against performance goals set by the Compensation Committee of the board of directors. These performance goals are described in “Compensation Discussion and Analysis—Compensation Components—Determination of Compensation—Short-Term Incentive Plan—AIP Performance Measures and Plan Mechanics” above.

(5)	Amounts represent annual changes in the actuarial present value of accumulated pension benefits.

(6)	Amounts under All Other Compensation for each of the NEOs are described in the following table:

38	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Summary Compensation Table – “All Other” Compensation

Name	Year	Company Contribution to Defined Contribution Plan ($)		Premium Contribution to Deferred Compensation ($)	Other ($)		Total ($)
Doyle R. Simons	2017 2016 2015	8,100 7,950 7,950		— — —	— — —		8,100 7,950 7,950
Russell S. Hagen	2017 2016	73,758 35,513	(1)	— —	29,750 45,136	(2)	103,508 80,649
Adrian M. Blocker	2017 2016 2015	8,100 7,950 7,950		— — —	— — 17,500		8,100 7,950 25,450
Rhonda D. Hunter	2017 2016 2015	8,100 7,950 7,950		— 51,150 —	— — —		8,100 59,100 7,950
James A. Kilberg	2017 2016	67,919 34,953	(1)	— —	29,250 599,546	(2)	97,169 634,499

(1)	For Mr. Hagen, amount includes a non-elective company contribution of $13,500 and matching contribution of $8,100 to the 401(k) Plan and a non-elective company contribution of $52,158 to the Supplemental DC Plan. For Mr. Kilberg, amount includes a non-elective contribution of $13,500 and matching contribution of $8,100 to the 401(k) Plan and a non-elective contribution of $46,319 to the Supplemental DC Plan. See discussion under “Compensation Discussion and Analysis—Other Benefits—Supplemental Retirement Plan and Supplemental DC Plan” for more information.

(2)	Amount represents cash dividends paid on unvested RSU awards previously granted to Messrs. Hagen and Kilberg while employed by Plum Creek and assumed by the company in connection with the Plum Creek merger.

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EXECUTIVE COMPENSATION

Grants of Plan-Based Awards for 2017

The following table provides information for each of our NEOs regarding 2017 annual and long-term incentive award opportunities, including the range of potential payouts under non-equity and equity incentive plans. Specifically, the table presents the 2017 grants of annual incentive, PSU and RSU awards.

			Estimated Future Payout Under Non-Equity Plan Awards			Estimated Future Payouts Under Equity Plan Awards

Name	Type of Award	Grant Date (1)	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold (#)	Target (#)	Maximum (#)	Stock Awards Number of Shares or Stock Units (#)	Option Awards: No. of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Closing Price ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Doyle R. Simons	AIP	2/10/2017	300,000	1,500,000	4,500,000
	PSU	2/10/2017				30,247	120,989	181,484					4,589,113
	RSU	2/10/2017							90,661				2,972,321
Russell S. Hagen	AIP	2/09/2017	96,900	484,500	1,453,500
	PSU	2/09/2017				6,513	26,051	39,077					988,114
	RSU								19,521				639,996
Adrian M. Blocker	AIP	2/09/2017	96,900	484,500	1,453,500
	PSU	2/09/2017				6,513	26,051	39,077					988,114
	RSU	2/09/2017							19,521				639,996
Rhonda D. Hunter	AIP	2/09/2017	96,900	484,500	1,453,500
	PSU	2/09/2017				6,513	26,051	39,077					988,114
	RSU	2/09/2017							19,521				639,996
James A. Kilberg	AIP	2/09/2017	92,140	460,700	1,382,100
	PSU	2/09/2017				6,309	25,237	37,856					957,239
	RSU								18,911				619,997

(1)	The date of the Compensation Committee meeting at which long-term and annual incentive plan grants are approved is the effective grant date for equity grants and grants under the annual incentive plan to the NEOs other than the CEO. Compensation for the CEO, whose equity grants and other compensation decisions are approved by the board of directors based upon recommendations by the Compensation Committee. The date of approval by the board of directors is the effective grant date for equity grants to the CEO.

40	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Outstanding Equity Awards At 2017 Fiscal Year End

The following table provides information regarding outstanding stock options and unvested stock awards held by each of our NEOs as of December 31, 2017.

		Option Awards				Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (2)(#)	Market Value of Shares or Units of Stock That Have Not Vested (3)($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (3)($)
Doyle R. Simons	06/17/2013	84,118	—	29.0050	06/17/2023	—	—	—	—
	02/13/2014	149,683	49,895	30.2650	02/13/2024	10,976	387,014	21,460	756,680
	02/13/2015	121,409	121,410	35.4050	02/13/2025	20,639	727,731	80,700	1,422,741
	02/10/2016	144,857	434,574	23.0550	02/10/2026	56,929	2,007,317	161,670	5,700,484
	02/10/2017	—	—	—	—	90,661	3,196,707	120,989	4,266,072
Russell S. Hagen	02/09/2009	8,000	—	21.1000	02/09/2019	—	—	—	—
	02/08/2010	20,800	—	22.0200	02/08/2020	—	—	—	—
	02/07/2011	24,000	—	25.9700	02/07/2021	—	—	—	—
	02/03/2014	—	—	—	—	2,600	91,676	—	—
	02/03/2015	—	—	—	—	5,600	197,456	—	—
	02/02/2016	—	—	—	—	15,600	550,056	—	—
	05/19/2016	—	—	—	—	—	—	29,697	1,047,116
	02/09/2017	—	—	—	—	19,521	688,310	26,051	918,558
Adrian M. Blocker	02/12/2014	21,364	7,122	30.1600	02/12/2024	1,567	55,252	3,064	108,037
	02/12/2015	29,074	29,075	35.4050	02/12/2025	4,943	174,290	19,326	340,717
	02/09/2016	32,024	96,075	23.0900	02/09/2026	12,587	443,818	35,743	1,260,298
	02/09/2017	—	—	—	—	19,521	688,310	26,051	918,558
Rhonda D. Hunter	02/12/2014	—	7,781	30.1600	02/12/2024	1,712	60,365	3,348	118,050
	02/12/2015	29,074	29,075	35.4050	02/12/2025	4,943	174,290	19,326	340,717
	02/09/2016	—	96,075	23.0900	02/09/2026	12,587	443,818	35,743	1,260,298
	02/09/2017	—	—	—	—	19,521	688,310	26,051	918,558
James A. Kilberg	02/03/2014	—	—	—	—	2,800	98,728	—	—
	02/03/2015	—	—	—	—	5,600	197,456	—	—
	02/02/2016	—	—	—	—	15,000	528,900	—	—
	05/19/2016	—	—	—	—	—	—	28,832	1,016,616
	02/09/2017	—	—	—	—	18,911	666,802	25,237	889,857

(1)	All option grants vest and are exercisable beginning 12 months after the grant date, with 25% of the options becoming exercisable at that time and with an additional 25% of the options becoming exercisable on each successive anniversary date. Full vesting occurs on the fourth anniversary of the grant date. Options were granted for a term of 10 years and are subject to earlier termination if the executive terminates employment for reasons other than retirement. For participants who reach eligible retirement age, unvested options continue to vest and remain exercisable, in each case until the option expiration date.

(2)	Stock awards represent outstanding RSUs and PSUs. RSUs granted on February 12, 2014, February 12, 2015, February 9, 2016 and February 9, 2017 vest in 25% increments over four years, beginning 12 months following the grant date. Outstanding RSUs for Messrs. Hagen and Kilberg also represent grants of RSUs made to them by Plum Creek, which RSUs were assumed by the company in connection with the Plum Creek merger. These assumed RSUs also vest in 25% increments over four years, beginning 12 months following the grant date. PSUs granted on February 12, 2014 are earned at the end of a two-year performance period and vest and become available for release 50% on the second anniversary of the grant date and an additional 25% on each successive anniversary of the grant date. PSUs granted on February 12, 2015, February 9, 2016, May 19, 2016, and February 9, 2017 are earned at the end of a three-year performance period and vest entirely and become available for release on the third anniversary of the grant date.

(3)	Values for RSU awards and PSU awards were computed by multiplying the market price of $35.26 for the company’s common stock at end of fiscal year 2017 by the number of units.

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Option Exercises and Stock Vested in 2017

The following table provides information for each of our NEOs regarding stock option exercises and vesting of stock awards during 2017. The value realized upon the exercise of options is calculated using the difference between the option exercise price and the market price at the time of exercise multiplied by the number of shares underlying the option. The value realized upon the vesting of stock awards is based on the market price on the vesting date.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Doyle R. Simons	—	—	83,865	2,540,944
Russell S. Hagen	17,600	128,320	12,600	396,144
Adrian M. Blocker	—	—	11,726	350,008
Rhonda D. Hunter	85,571	755,665	14,804	417,638
James A. Kilberg	—	—	13,120	412,493

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EXECUTIVE COMPENSATION

Pension Benefits

The following table provides information as of December 31, 2017 for each of our NEOs regarding the actuarial present value of the officer’s total accumulated benefit under each of our applicable defined benefit plans.

Name	Plan Name	Years of Credited Service earned under Formula A (1) (#)	Present Value of Accumulated Benefit earned under Formula A (2) ($)	Years of Credited Service earned under Formula B (3) (#)	Present Value of Accumulated Benefit earned under Formula B (4) ($)	Total Years of Credited Service (5) (#)	Total Present Value of Accumulated Benefit (6) ($)	Payments During Last Fiscal Year ($)
Doyle R. Simons	Pension Plan – Title B	—	—	5	119,262	5	119,262	—
	Supplemental Retirement Plan	—	—	5	728,475	5	728,475	—
Russell S. Hagen	Plum Creek Pension Plan	—	—	—	—	23	661,078	—
	Plum Creek Supplemental Pension Plan	—	—	—	—	23	1,886,483	—
Adrian M. Blocker	Pension Plan – Title B	—	—	5	159,835	5	159,835	—
	Supplemental Retirement Plan	—	—	5	423,604	5	432,604	—
Rhonda D. Hunter	Pension Plan – Title B	23	1,052,508	8	222,700	31	1,275,208	—
	Supplemental Retirement Plan	23	2,724,847	8	571,739	31	3,296,586	—
James A. Kilberg	Plum Creek Pension Plan	—	—	—	—	13	293,366	—
	Plum Creek Supplemental Pension Plan	—	—	—	—	13	645,309	—

(1)	Number of years of credited service as of December 31, 2009 rounded to the nearest whole year of credited service. These years of service are used for calculating Formula A accrued benefit only.

(2)	Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2017, using age 62, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula A, or Executive’s actual age if greater. Estimates are based on current compensation and years of service.

(3)	Number of years of credited service computed beginning on January 1, 2010 and ending as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2017 rounded to the nearest whole year of credited service. These years of service are used for calculating Formula B accrued benefit only.

(4)	Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2017, calculated using age 65, which is the earliest unreduced retirement age for the portion of the benefit earned under Formula B, or Executive’s actual age if greater. Estimates are based on current compensation and years of service.

(5)	Includes years of credited service with Plum Creek for Messrs. Hagen and Kilberg.

(6)	Actuarial present value of accumulated benefit computed as of the same pension plan measurement date used for financial reporting purposes under Financial Accounting Standards Board Accounting Standards Codification Topic 715 with respect to the company’s audited financial statements for fiscal year 2017. For former Plum Creek executives using age 62, which is the earliest unreduced retirement age for the portion of the benefit earned under their respective plans, or Executive’s actual age if greater. Estimates are based on current compensation and years of service.

2018 ANNUAL MEETING & PROXY STATEMENT	43

EXECUTIVE COMPENSATION

The company maintains two pension plans in which the NEOs other than Messrs. Hagen and Kilberg are eligible to participate: the Weyerhaeuser Pension Plan (the “Pension Plan”), a noncontributory, tax-qualified defined benefit pension plan, and the Supplemental Retirement Plan, a non-contributory, non-qualified retirement pension plan. Benefits under the Pension Plan accrue for salaried employees under two separate Formulas: Formula A, for service accrued prior to January 1, 2010; and Formula B, for service accrued on and after January 1, 2010. The annual retirement benefit payable upon normal retirement under Formula A is equal to (i) 1.1% of the participant’s average annual salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued through December 31, 2009, plus (ii) 0.45% of such highest average annual salary in excess of the participant’s Social Security Integration Level (as such term is defined in the Pension Plan), multiplied by the number of years of credited service accrued through December 31, 2009. The annual retirement benefit payable upon normal retirement under Formula B is equal to (i) 0.8% of the participant’s average annual salary for the highest five consecutive years during the 10 calendar years before retirement, multiplied by the years of credited service accrued on and after January 1, 2010, plus (ii) 0.3% of such highest average annual salary in excess of the participant’s Social Security Integration Level (as such term is defined in the Pension Plan), multiplied by the number of years of credited service accrued on and after January 1, 2010.

NEOs whose pension plan benefit exceeds IRC limitations for tax-qualified plans accrue benefits under the Supplemental Retirement Plan. Benefits from the Supplemental Retirement Plan are paid from the general funds of the company and are determined by applying the applicable formula under the Pension Plan for salaried employees, but include benefits and compensation that exceed the IRC limitations.

Normal retirement age for salaried employees is age 65 under the Pension Plan and age 55 under the Supplemental Retirement Plan. Early retirement may be elected by any participant who has reached age 55 and has at least 10 years of vesting service. All of our NEOs (other than Messrs. Hagen and Kilberg) are vested in their pension plan benefits.

The Pension Plan and Supplemental Retirement Plan are closed to new hires and rehires effective January 1, 2014.

Messrs. Hagen and Kilberg were hired after January 1, 2014 and are thus not eligible to participate in either Weyerhaeuser pension plan. However, each is vested in pension benefits under the terms of legacy Plum Creek tax-qualified and supplemental pension and benefit plans, which have been assumed by the company in connection with its merger with Plum Creek Timber Company in 2016. Benefits for Mr. Hagen accrued under the plans according to a cash balance formula and a final average pay formula, with the greater of the two amounts payable to him upon retirement. Benefits for Mr. Kilberg accrued according to a cash balance formula. Each of Messrs. Hagen’s and Kilberg’s benefits under these plans were frozen and ceased to accrue benefits from and after the time of the Plum Creek merger, except that benefits determined by the cash balance formula continue to accrue an interest credit that is tied to the 30-year Treasury interest rate. Under the terms of the legacy plans in which Mr. Hagen participates, he is eligible for early retirement at age 55 with 10 years of service. Before normal retirement at age 62, Mr. Hagen’s benefit ranges from 62% to 100%. Mr. Kilberg is not eligible for early retirement benefits because his benefits are based on the cash balance formula.

44	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

Non-Qualified Deferred Compensation

The following table provides information for each of our NEOs regarding aggregate executive and company contributions, aggregate earnings for 2017 and year-end account balances under the company’s deferred compensation plan.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
Doyle R. Simons	—	—	—	—	—
Russell S. Hagen	—	52,158	4,386	—	56,544
Adrian M. Blocker	—	—	—	—	—
Rhonda D. Hunter	—	—	117,488	—	960,948
James A. Kilberg	—	46,319	3,114	—	49,433

(1)	Amounts are also reported in the Summary Compensation Table as salary earned and paid in 2017.

(2)	Amounts reported in this column represent non-elective employer contributions under the Supplemental Defined Contribution Plan. These amounts are also reported in the Summary Compensation Table under All Other Compensation.

(3)	Fiscal 2017 earnings, which includes interest on amounts deferred into the fixed interest account of the deferral plan and appreciation or depreciation in the price of common stock equivalent units, plus dividend equivalents for amounts deferred in the common stock equivalents account in the deferral plan.

(4)	Amounts were also reported as compensation in the Summary Compensation Table for previous years, and include interest earned on amounts deferred into the fixed-interest account of the deferral plan, any premium for amounts deferred into the common stock equivalents account in the deferral plan, and appreciation or depreciation in the price of common stock equivalent units, plus dividend equivalents for amounts deferred into the common stock equivalents account in the deferral plan.

NEOs are eligible to participate in the deferred compensation plan. The plan provides the opportunity to defer base salary and cash incentives for payment at a future date. NEOs may defer between 10% and 50% of base salary and up to 100% of cash bonus. The interest credited for deferred cash is determined each year by the Compensation Committee. The current interest rate formula is 120% of the applicable federal rate (AFR) as published by the IRS in January of the plan year.

NEOs may also choose to defer all or a portion of any cash incentives into a deferred compensation plan account denominated in Weyerhaeuser common stock equivalent units, with a 15% premium applied if payment is delayed for at least five years. The amount designated to be deferred in the form of common stock equivalent units and any premium is divided by the median price per share of company common stock over the last 11 trading days of January to determine the number of deferred stock equivalent units to be credited to the NEO’s account. Deferred stock units earn the equivalent of dividends, which are credited as additional deferred stock units. The value of the deferred account grows or declines based on the performance of Weyerhaeuser common stock (plus dividends).

The timing and form of payment of deferred compensation varies depending on when the compensation was deferred and whether it was deferred into a cash account or into the stock equivalent account.

All payout elections were made and are administered in compliance with the requirements and limitations of IRC 409A.

Messrs. Hagen and Kilberg participate in the Supplemental DC Plan, which provides for non-elective employer contributions equal to 5% of bonus pay plus the amount that would otherwise be provided under the tax-qualified defined contribution 401(k) plan if deferred compensation were included in the definition of “pay” and without regard to the compensation limits imposed by IRC limitations. As discussed in our CD&A, these benefits are provided to Messrs. Hagen and Kilberg and certain other employees who were hired on or after January 1, 2014, and therefore ineligible to participate in the company’s pension plans.

Potential Termination Payments

Change in Control

The company has agreements with each of its executive officers providing for specified payments and other benefits if, within the period of 24 calendar months from the effective date of a change in control of the company, the executive’s employment is terminated by the company or its successor under circumstances that constitute a “qualifying termination,” generally, a termination for reasons other than for Cause (as defined under “Key Terms”), mandatory retirement, early retirement, disability or death, or by the executive for Good Reason (as defined under “Key Terms”).

2018 ANNUAL MEETING & PROXY STATEMENT	45

EXECUTIVE COMPENSATION

KEY TERMS

“Cause” means a participant’s:

●  willful and continued failure to perform substantially the officer’s duties after the company delivers to the participant written demand for substantial performance specifically identifying the manner in which the officer has not substantially performed his or her duties;

●  conviction of a felony; or

●  willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the company.

“Good Reason” means:

●  a material reduction in the officer’s position, title or reporting responsibilities existing prior to the change in control;

●  a requirement that the officer be based in a location that is at least 50 miles farther from the company’s headquarters than the officer’s primary residence was located immediately prior to the change in control;

●  a material reduction by the company in the officer’s base salary as of the effective date of the change in control;

●  a material reduction in the officer’s benefits unless the overall benefits provided are substantially consistent with the average level of benefits of the other officers holding similar positions; or

●  a material reduction in the officer’s level of participation in any of the company’s short- or long-term incentive compensation plans.

“Disability” means a medical condition in which a person is entitled to either total and permanent disability under the Social Security Act or judged to be totally and permanently disabled by the administrative committee or a committee delegated authority to make such determinations.

If an NEO is terminated without Cause, or leaves for Good Reason, during the period described above following a change in control, he or she will receive:

●	an amount equal to three times the highest rate of the NEO’s annualized base salary rate in effect prior to the change in control;

●	three times the NEO’s target annual bonus established for the bonus plan year in which the termination occurs;

●	an amount equal to the NEO’s unpaid base salary and accrued vacation pay through the date of termination;

●	the NEO’s earned annual bonus prorated for the number of days in the fiscal year through the date of termination;
●	a payment of $75,000 (net of required payroll and income tax withholding) for replacement health and welfare coverage; and

●	full vesting of benefits under any and all supplemental retirement plans in which the NEO participates, calculated under the assumption that the NEO’s employment continues following his or her termination date for three full years.

The company’s long-term incentive plans also include change in control provisions that are triggered upon a change in control of the company and a qualifying termination. Under these circumstances:

●	vesting of outstanding stock options and RSUs would be accelerated;

46	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

●	unearned PSUs would be deemed to have been earned at target performance; and

●	earned PSUs would vest and be released.

In addition, if equity awards are not assumed or replaced in connection with the change in control, the plans and award agreements provide for full vesting upon the change in control.

Messrs. Hagen and Kilberg each were party to separate change in control agreements entered into with Plum Creek Timber Company, Inc. These agreements were assumed by the company in connection with the Plum Creek merger, and expired on February 16, 2018. The triggering events and severance pay and benefits under these agreements were substantially similar to those described above under the Weyerhaeuser change in control agreements.

Severance

Agreements with each of the company’s executive officers provide for severance benefits if the executive’s employment is terminated by the company when there is no change in control unless the termination is for Cause, or is the result of the company’s mandatory retirement policy, disability or death. The severance benefit payable is an amount equal to:

●	one and one-half times the highest base salary rate paid to the executive prior to termination;

●	one and one-half times the target annual bonus established for the bonus plan year in which the termination occurs;

●	the amount of the executive’s unpaid base salary and accrued vacation pay through the date of the termination;

●	the executive’s earned annual bonus prorated for the number of days in the fiscal year through the date of the executive’s termination; and

●	a payment of $10,000 (net of required payroll and income tax withholding) to assist the executive in paying for replacement health and welfare coverage for a reasonable period following the date of termination.

The severance benefit payable to Mr. Simons is the same as described above except that the amount paid for base salary is two times his highest base salary rate and the amount for target bonus is two times his target annual bonus.

Termination Payments Tables

The following tables describe estimated potential payments to the NEOs that could be made upon a change in control with a qualifying termination or upon an involuntary termination other than for Cause, in each case as if the event had occurred on December 31, 2017. For equity awards, the values were based on the closing price of our common stock on December 31, 2017, less the applicable option exercise price (in the case of options) and assuming target performance (in the case of PSUs). Generally, there are no payments made to executive officers in the event of an involuntary termination for Cause.

	Change in Control + Qualifying Termination

Name	Cash (1) ($)	Equity (2) ($)	Pension (3) ($)	Other (4) ($)	Total ($)
Doyle R. Simons	10,100,000	26,976,754	550,810	149,199	37,776,763
Russell S. Hagen	3,988,500	3,625,363	277,465	149,199	8,040,527
Adrian M. Blocker	3,842,500	5, 865,940	371,796	149,199	10,229,435
Rhonda D. Hunter	3,999,462	5,887,036	1,112,181	149,199	11,147,878
James A. Kilberg	3,649,100	3,526,564	233,153	149,199	7,558,016

(1)	Amounts include salary, target bonus and earned annual bonus.

(2)	Amounts include the intrinsic value of accelerated vesting of stock options, RSUs and PSUs as of December 31, 2017. See discussion under “Change in Control” for more information.

(3)	Represents an estimated present value of annual increase in pension payments required pursuance to the NEO’s change in control agreement with the company. The annual increase assumes credit for three additional years of service applies to benefits earned under Formula B and three additional years of age apples to benefits earned under Formula A and B following termination of employment. See discussion under Pension Benefits on page 43 for more information about these pension plans. For Messrs. Hagen and Kilberg, the annual incremental increase assumes credit for three additional years of service and three additional years of age applies to benefits under their respective former Plum Creek pension plans following termination of employment.

(4)	Amounts include a lump sum payment to assist in paying for replacement health and welfare coverage for a reasonable period following the date of termination and related gross up payment, and an allowance for outplacement services with a value of up to $20,000 (if utilized by an executive, fees are paid directly to the outplacement service provider).

2018 ANNUAL MEETING & PROXY STATEMENT	47

EXECUTIVE COMPENSATION

	Severance

Name	Cash (1) ($)	Equity (2) ($)	Pension ($)	Other (3) ($)	Total ($)
Doyle R. Simons	7,600,000	8,517,336	—	37,227	16,154,563
Russell S. Hagen	3,988,500	3,625,363	—	37,227	7,651,090
Adrian M. Blocker	2,260,750	1,819,374	—	37,227	4,117,351
Rhonda D. Hunter	2,417,712	1,840,471	—	37,227	4,295,410
James A. Kilberg	3,649,100	3,526,564	—	37,227	7,212,891

(1)	Amounts include salary, target bonus and earned annual bonus.

(2)	For termination without cause, vesting continues for one year. Vested options would remain exercisable for the lesser of three years or the original term. Notwithstanding the additional year of vesting, the three-year vesting period would not be achieved for PSUs granted in 2016 and 2017 and no shares would therefore be earned. Vesting would accelerate for unvested RSUs granted to Messrs. Hagen and Kilberg by Plum Creek and assumed by the company under the terms of change in control agreements entered into between Plum Creek and Messrs. Hagen and Kilberg, respectively, and assumed by the company. These agreements expired on February 16, 2018.

(3)	Amounts include a lump sum payment to assist in paying for replacement health and welfare coverage and related gross up payment, along with an allowance for outplacement services with a value of up to $20,000 (if utilized by an executive, fees are paid directly to the outplacement service provider).

	Other Severance - Death or Disability

Name	Cash (1) ($)	Equity (2) ($)	Pension ($)	Other ($)	Total ($)
Doyle R. Simons	2,600,000	26,976,754	—	—	29,576,754
Russell S. Hagen	825,000	3,625,363	—	—	4,450,363
Adrian M. Blocker	679,000	5,865,940	—	—	6,544,940
Rhonda D. Hunter	835,962	5,887,036	—	—	6,722,998
James A. Kilberg	641,000	3,526,564	—	—	4,167,564

(1)	Amounts include a bonus based on actual performance and prorated for days of employment during the performance period.

(2)	Upon death or termination due to disability, unvested options would vest and options granted in 2016, 2015 and 2014 would remain exercisable for the lesser of three years or the original term. Stock options granted to Messrs. Hagen and Kilberg by Plum Creek and assumed by the company were fully vested at December 31, 2016. Vesting of unvested RSUs would accelerate for grants made in 2017, 2016, 2015 and 2014. For PSUs granted in 2015, 2016 and 2017, the actual number of shares earned would be based on the achievement of performance goals and released and paid at the end of the applicable performance period.

COMPENSATION COMMITTEE REPORT

The Compensation Committee acts on behalf of the board of directors to establish and oversee the company’s executive compensation program in a manner that serves the interests of Weyerhaeuser and its shareholders. For a discussion of the committee’s policies and procedures, see “Committees of the Board—Compensation Committee”.

The company’s management has prepared the CD&A for the compensation of the NEOs listed in the Summary Compensation Table. The Compensation Committee has reviewed and discussed with management the CD&A included in this proxy statement. Based on its review and those discussions, the committee recommended to the board of directors that the CD&A be included in the proxy statement for the company’s 2018 annual meeting of shareholders.

The current members of the Compensation Committee are set forth below. All members of the Compensation Committee participated in the review, discussions and approval of the CD&A included in this proxy statement and remain as members of the board of directors.

● Charles R. Williamson, Chairman ● Mark A. Emmert	● Nicole W. Piasecki ● Lawrence A. Selzer

48	WEYERHAEUSER COMPANY

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Williamson, Emmert and Selzer and Ms. Piasecki served on the Compensation Committee during 2017, with Mr. Williamson serving as chairman. John I. Kieckhefer, a former director, also served on the Compensation Committee during 2017 until the date of his retirement from the board on May 19, 2017. No person who served on the Compensation Committee during 2017 was an officer of the company or any of its subsidiaries during 2017 or any prior period. No executive officer of the company served as either a member of the Compensation Committee, or as a director of any company for which a member of the Compensation Committee served as an executive officer.

RISK ANALYSIS OF OUR COMPENSATION PROGRAMS

The Compensation Committee reviews our compensation plans and policies to ensure that they do not encourage unnecessary risk taking and instead encourage behaviors that support sustainable value creation. In 2017, the committee, with the assistance of FW Cook, reviewed the company’s compensation policies and practices for employees, including NEOs, and believes that our compensation programs are not reasonably likely to have a material adverse effect on the company. We believe the following factors reduce the likelihood of excessive risk-taking:

●	the program design provides a balanced mix of cash and equity, short-term and long-term incentives, fixed and performance-based pay, and performance metrics;

●	maximum payout levels for incentive awards are capped;

●	the Compensation Committee has downward discretion over cash incentive program payouts;

●	executive officers are subject to share ownership guidelines;

●	compliance and ethical behaviors are integral factors considered in all performance assessments;

●	the company has adopted policies prohibiting hedging and pledging by executives and directors; and

●	the company has adopted a “clawback” policy.

CEO PAY RATIO

Our CEO to median employee pay ratio is calculated in accordance with SEC rules and requirements. We identified the median employee by examining the 2017 total taxable compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2017. We excluded only our Japanese employees because they represent less than 5% of our total employee population, and included all other employees employed with us on that date, whether employed on a full or part time basis, or seasonally. After excluding our 12 employees in Japan, our pay ratio was based on 9,319 of our 9,331 total number of employees. We did not make any assumptions, adjustments, or estimates with respect to total taxable compensation other than to exclude certain pre-tax deductions relating to health care expense, and we did not annualize the compensation for any permanent (full-time or part-time) employees that were not employed by us for all of 2017. We believe our use of total taxable compensation for these employees was appropriate because taxable income is a consistently applied compensation measure and the information is reasonably ascertainable.

After identifying the median employee based on total taxable compensation, we calculated the employee’s annual total compensation using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table. Based on this information, we estimate that the total annual compensation of our median employee for 2017 is $75,893. As reported in the Summary Compensation Table, the annual total compensation for our CEO for 2017 is $11,447,707. As a result, we estimate that our 2017 CEO to median employee pay ratio is 151:1.

SEC rules for identifying the median employee and determining the CEO pay ratio permit companies to employ a wide range of methodologies, estimates and assumptions. As a result, the CEO pay ratios reported by other companies are likely not comparable to our CEO pay ratio.

2018 ANNUAL MEETING & PROXY STATEMENT	49

ITEM 3. RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of KPMG LLP, an independent registered public accounting firm, audited the financial statements and internal control over financial reporting of the company and its subsidiaries for 2017 and has been selected to do so for 2018. Representatives of KPMG LLP are expected to be present at the annual meeting, will be able to make a statement or speak if they wish to do so, and will be available to answer appropriate questions from shareholders.

Selection of the company’s independent registered public accounting firm is not required to be submitted to a vote of the shareholders of the company for ratification. However, the board of directors is submitting this matter to the shareholders as a matter of good corporate governance. If the shareholders fail to vote on an advisory basis in favor of the selection, the Audit Committee will reconsider whether to retain KPMG LLP, and may retain that firm or another without re-submitting the matter to the company’s shareholders. Even if shareholders vote on an advisory basis in favor of the appointment, the Audit Committee may, in its discretion, direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the company and the shareholders.

The company was billed for professional services provided during 2017 and 2016 by KPMG LLP in the amounts set out in the following table:

Services Provided	Fee Amount 2017	Fee Amount 2016

Audit Fees (1)	$4,946,500	$8,476,000

Audit Related Fees (2)	$177,600	$3,788,000

Tax Fees (3)	$79,000	$4,000

All Other Fees	$—	$—

Total	$5,203,100	$12,268,000

(1)	Audit Fees, including those for statutory audits and audits of the company’s joint ventures, for 2016 and 2017 include the aggregate fees for the fiscal years ended December 31, 2016 and December 31, 2017, for professional services rendered by KPMG for the audit of the company’s annual financial statements, and review of financial statements included in the company’s Form 10-K and Forms 10-Q. Audit Fees include fees for the audit of the company’s internal control over financial reporting. Audit Fees for 2016 include $2,020,000 for audit services related to the Plum Creek merger and regulatory filings made by the company in connection with the merger.

(2)	Audit Related Fees for 2016 and 2017 include fees for services rendered in support of employee benefit plan audits. Audit Related Fees for 2016 include $3,555,000 for services rendered in support of three separate transactions constituting the divestiture of the company’s Cellulose Fibers business.

(3)	Tax Fees for 2016 and 2017 include fees for tax return preparation and related services.

The Audit Committee of the board of directors is directly responsible for the selection, appointment, compensation, retention, oversight and termination of our independent registered public accountants. The committee has adopted a policy that it is required to approve the audit and non-audit services to be performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the auditor’s independence. All services, engagement terms, conditions and fees, as well as changes in such terms, conditions and fees must be approved by the committee in advance.

The Audit Committee annually reviews and approves services to be provided by the independent auditor during the next year and revises the list of approved services from time to time based on subsequent determinations. The committee is of the general view that the independent auditor can provide tax services to the company, such as tax compliance, tax technical advice, without impairing the auditor’s independence. However, the committee will not retain the independent auditor for services relating to any transaction initially recommended by the auditor. The authority to approve services may be delegated by the committee to one or more of its members and the committee may delegate to management the authority to approve certain specified audit related services up to a limited amount of fees. If authority to approve services has been delegated to a committee member or management, any such approval of services must be reported to the committee at its next scheduled meeting and approved by the committee (or by one or more members of the committee, if authorized). Fees paid to KPMG LLP relating to non-audit services (tax and all other fees) during 2017 and 2016 were 1.5% and 0.31%, respectively, of total fees. The Audit Committee has considered the services rendered by KPMG LLP for services other than the audit of the company’s financial statements in 2017 and has determined that the provision of these services is compatible with maintaining the firm’s independence.

The board of directors recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as Weyerhaeuser’s independent registered public accounting firm for 2018.

50	WEYERHAEUSER COMPANY

AUDIT COMMITTEE REPORT

Management is responsible for the company’s internal controls and the financial reporting process. KPMG LLP is responsible for performing an independent audit of the company’s consolidated financial statements in accordance with generally accepted auditing standards and for issuing audit reports on the consolidated financial statements and the assessment of the effectiveness of internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the board of directors.

In discharging its responsibility for the year ended December 31, 2017:

●	The Audit Committee has reviewed and discussed the audited financial statements of the company with management.

●	The Audit Committee has discussed with KPMG LLP the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as amended.

●	The Audit Committee has received the written disclosures and the letter from KPMG LLP required by the Public Company Accounting Oversight Board regarding KPMG’s communications with the Audit Committee concerning independence, and has reviewed, evaluated and discussed with that firm the written report and its independence from the company.

●	Based on the foregoing reviews and discussions, the Audit Committee recommended to the board of directors that the audited financial statements and assessment of internal control over financial reporting be included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

The current members of the Audit Committee are set forth below.

● Sara Grootwassink Lewis, Chair	● D. Michael Steuert

● John F. Morgan Sr.	● Kim Williams

● Marc F. Racicot

2018 ANNUAL MEETING & PROXY STATEMENT	51

STOCK INFORMATION

BENEFICIAL OWNERSHIP OF COMMON SHARES

Beneficial Ownership of Directors and Named Executive Officers

The following table shows, as of February 28, 2018, the number of common shares beneficially owned by each current director and named executive officer, and by all current directors and all executive officers as a group, as well as the number of common stock equivalent units owned by each current director and named executive officer and by all current directors and all executive officers as a group under the company’s deferred compensation plans. Percentages of total beneficial ownership have been calculated based upon 756,630,156 shares, which was the total number of common shares outstanding as of February 28, 2018.

Name of Individual or Identity of Group	Voting and or Dispositive Powers (number of common shares) (1)(2)(3)(4)(5)(6)(7)	Percent of Class (common shares)	Common Stock Equivalent Units (8)
Adrian M. Blocker	182,815	*	—
Mark A. Emmert	14,198	*	22,596
Russell S. Hagen	127,351	*	—
Rick R. Holley	549,228	*	6,239
Rhonda D. Hunter	133,740	*	16,946
James A. Kilberg	75,541	*	—
Sara Grootwassink Lewis	12,406	*	15,212
John F. Morgan Sr.	44,138	*	—
Nicole W. Piasecki	198,326	*	61,277
Marc F. Racicot	31,140	*	—
Lawrence A. Selzer	24,740	*	—
Doyle R. Simons	1,052,905	*	13,978
D. Michael Steuert	18,972	*	64,363
Kim Williams	23,329	*	62,359
Charles R. Williamson	31,866	*	146,474
Directors and executive officers as a group (17 persons)	2,622,736	*	397,646

*	Denotes amount is less than 1%

(1)	Includes the number of shares that could be acquired within 60 days after February 28, 2018 pursuant to outstanding stock options, as follows: Mr. Blocker, 136,146 shares; Mr. Hagen, 52,800 shares; Ms. Hunter, 83,417 shares; Mr. Simons, 755,525 shares; and of the executive officers as a group, 1,123,365 shares.

(2)	For all executive officers as a group, includes a total of 2,198 shares representing the number of RSUs that vest within 60 days after February 28, 2018.

(3)	For all executive officers as a group, includes a total of 4,355 shares representing the number of PSUs that vest within 60 days after February 28, 2018.

(4)	Includes 148,754 shares for which Ms. Piasecki shares voting and dispositive powers with one or more other persons.

(5)	Beneficial ownership of the common shares is disclaimed by certain of the persons listed as follows: Ms. Piasecki, 155,648 shares.

(6)	Includes RSUs granted to the directors May 19, 2017 that will vest and be payable on May 19, 2018 in shares of the company’s common stock, together with dividends credited to those shares as of December 15, 2017, as follows: Mr. Emmert, 4,376 shares; Mr. Morgan, 4,376 shares; Ms. Piasecki, 4,376 shares; Mr. Racicot, 4,376 shares; Mr. Selzer, 4,376 shares; Mr. Steuert, 4,376 shares; Ms. Williams, 4,376 shares; and Mr. Williamson, 4,376 shares.

(7)	Amount shown for Ms. Grootwassink Lewis excludes 7,987 shares of common stock that she deferred under the Plum Creek Deferral Plan, for which Ms. Grootwassink Lewis does not have voting or dispositive power. Ms. Grootwassink Lewis maintains an economic and pecuniary interest in these shares.

(8)	Common stock equivalent units held as of February 28, 2018 under the Fee Deferral Plan for Directors or under the Incentive Compensation Plan for Executive Officers. The common stock equivalent units will be repaid to the director at the end of the deferral period in the form of shares of company common stock and to the executive officer at the end of the deferral period in the form of cash.

52	WEYERHAEUSER COMPANY

STOCK INFORMATION

Beneficial Ownership of Owners of More Than 5% of the Company’s Common Shares

The following table shows the number of common shares held by persons known to the company to beneficially own more than 5% of its outstanding common shares.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class (common shares)
BlackRock, Inc. 55 East 52nd Street New York, NY 10022	50,358,161	(1)	6.70%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	51,702,388	(2)	6.84%

(1)	Based on a Schedule 13G/A dated January 23, 2018 in which BlackRock, Inc. reported that as of December 31, 2017 it had sole voting power over 44,291,774 shares and sole dispositive power over 50,358,161 shares.

(2)	Based on a Schedule 13G/A dated February 7, 2018 in which The Vanguard Group reported that as of December 31, 2017 it had sole voting power over 1,056,016 shares, shared voting power over 166,711 shares, sole dispositive power over 50,511,684 shares and shared dispositive power over 1,190,704 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the company’s directors and certain of its officers to file reports of their ownership of company stock, and of changes in such ownership, with the SEC and the NYSE. Based solely on the company’s review of the copies of such reports in its possession and written representations from its directors and such officers, the company believes that all of its directors and officers filed all such reports on a timely basis with respect to transactions during 2017.

INFORMATION ABOUT SECURITIES AUTHORIZED FOR ISSUANCE UNDER OUR EQUITY COMPENSATION PLANS

The following table describes as of December 31, 2017 the number of shares subject to outstanding equity awards under the company’s 2013 Long-Term Incentive Plan, 2004 Long-Term Incentive Plan and 1998 Long-Term Incentive Compensation Plan, and the weighted average exercise price of outstanding stock options and stock appreciation rights. The 2013 Plan was approved by shareholders at the 2013 annual meeting of shareholders and replaces the 2004 Plan and 1998 Plan, under which no further awards may be granted. The following table shows the number of shares available for future issuance under the 2013 Plan.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (A)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (B)	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected In Column (A)) (C)
Equity compensation plans approved by security holders (1)	11,232,881	$21.21	21,092,207
Equity compensation plans not approved by security holders	—	—	—
Total	11,232,881	$21.21	21,092,207

(1)	Includes 1,509,474 restricted stock units and 965,347 performance share units. Because there is no exercise price associated with restricted stock units and performance share units, excluding these stock units the weighted average price calculation would be $26.38.

2018 ANNUAL MEETING & PROXY STATEMENT	53

STOCK INFORMATION

FUTURE SHAREHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

We anticipate that our 2019 annual meeting of shareholders will be held on May 17, 2019.

Shareholders who wish to present proposals in accordance with SEC Rule 14a-8 for inclusion in the company’s proxy materials to be distributed in connection with our 2019 annual meeting must submit their proposals so they are received by the Corporate Secretary at the company’s executive offices no later than the close of business on December 6, 2018. To be in proper form, a shareholder proposal must meet all applicable requirements of SEC Rule 14a-8. Simply submitting a proposal does not guarantee that it will be included.

Our Bylaws provide that a shareholder may bring business before our annual meeting if it is appropriate for consideration at an annual meeting and is properly presented for consideration. If a shareholder wishes to bring business at a meeting for consideration under the Bylaws rather than under the SEC rules, the shareholder must give the Corporate Secretary written notice of the shareholder’s intent to do so. The notice must be delivered to the Corporate Secretary no later than 90 days and no earlier than 120 days before the meeting date. However, if the company sends notice or discloses the date of the meeting fewer than 100 days before the date of the meeting, the shareholder must deliver the notice to the Corporate Secretary no later than the close of business on the tenth day following the day on which the notice of meeting date was mailed or publicly disclosed, whichever occurs first. To be in proper form, the notice must include specific information as described in our Bylaws. The company’s Bylaws also establish procedures for shareholder nominations for elections of directors of the company. Any shareholder entitled to vote in the election of directors may nominate one or more persons for election as directors. The nomination will be effective only if the shareholder delivers written notice of the shareholder’s intent to make a nomination to the Corporate Secretary no later than 90 days or earlier than 120 days prior to the meeting. However, if the company sends notice or discloses the date of the meeting fewer than 100 days before the date of the meeting, the shareholder must deliver the notice to the Corporate Secretary no later than the close of business on the tenth day following the day on which the notice of meeting date was mailed or publicly disclosed, whichever occurs first.

To be in proper form, a shareholder’s notice must include specific information concerning the proposal or the nominee as described in our Bylaws and in SEC rules. In addition, to be eligible to be a nominee for director, the person must be able to make certain agreements with the company as described in our Bylaws. A shareholder who wishes to submit a proposal or a nomination is encouraged to consult independent counsel about our Bylaws and SEC requirements. The company reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with our Bylaws or SEC or other applicable requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the annual meeting should be addressed to Kristy T. Harlan, Senior Vice President, General Counsel and Corporate Secretary, Weyerhaeuser Company, 220 Occidental Avenue South, Seattle, WA 98104. Shareholders may obtain a copy of our Bylaws from our Corporate Secretary at the same address. Our Bylaws are also available on our web site at www.weyerhaeuser.com under “Investors” at the top of the page, then “Corporate Governance” and then “Policies & Documents”.

54	WEYERHAEUSER COMPANY

INFORMATION ABOUT THE MEETING

ATTENDING THE ANNUAL MEETING

Time and Location

Weyerhaeuser’s Annual Meeting of Shareholders will take place on Friday, May 18, 2018, beginning at 9:00 a.m., at the Embassy Suites—Pioneer Square, 255 South King Street, Seattle, WA 98104. A map and directions to the meeting are provided on the back cover of the accompanying proxy statement.

To reduce costs and conserve resources, we are sending to the majority of our shareholders a Notice Regarding the Availability of Proxy Materials (“Meeting Notice”) in lieu of a paper copy of our proxy materials. The Meeting Notice contains instructions to:

●	electronically access our proxy statement and our 2017 Annual Report to Shareholders and Form 10-K;

●	vote via the internet or by mail; and

●	receive a paper copy of our proxy materials by mail, if desired.

Admission

All shareholders are invited to attend the annual meeting. Please note that banners, placards, signs, literature for distribution, cameras, recording equipment, electronic devices, large bags, briefcases or packages will not be permitted in the annual meeting.

To be admitted, you will need acceptable photo identification and proof of your share ownership, as follows:

Shareholders of Record. Shareholders of record (i.e., shares are registered in the shareholder’s name with the company’s transfer agent), may establish share ownership by presenting a copy of their Meeting Notice or, for shareholders who elect to receive paper copies of the proxy materials, a copy of their admission ticket included with the proxy materials.

Beneficial Shareholders. Beneficial shareholders (i.e., shares held through a broker, bank or other holder of record) may establish their share ownership by providing either their Meeting Notice or a copy of their brokerage or other account statement.

Special Accommodations

If you require special accommodation due to a disability, please contact our Corporate Secretary prior to the meeting to indicate the accommodations that you will need. You may do so by writing to Weyerhaeuser Company, Attention: Corporate Secretary, 220 Occidental Avenue South, Seattle, WA 98104 or sending an email to CorporateSecretary@weyerhaeuser.com.

VOTING MATTERS

Proxy Information

On or about April 5, 2018, we began distributing to each shareholder entitled to vote at the annual meeting either (i) the Meeting Notice or (ii) this proxy statement, a proxy card and our 2017 Annual Report. Shares represented by a properly executed and timely received proxy will be voted in accordance with instructions provided by the shareholder. If a properly executed and timely received proxy contains no specific voting instructions, the shares represented by any such proxy will be voted in accordance with the recommendations of the board of directors. Proxies are solicited by the board of directors of the company.

Shareholders Entitled to Vote

Common shareholders of record at the close of business on the record date of March 23, 2018 are eligible to vote at the annual shareholders meeting. On that date, 756,676,379 common shares were outstanding. Each common share entitles the holder to one vote on the items of business to be considered at the annual meeting.

Vote Required for Items of Business

The presence, in person or by proxy, of holders of a majority of Weyerhaeuser’s outstanding common shares is required to constitute a quorum for the transaction of business at the annual meeting. Abstentions and “broker non-votes” (explained below) are counted for purposes of determining the presence or absence of a quorum. Under Washington law and the company’s Articles of Incorporation and Bylaws, if a quorum is present at the meeting:

●	Item 1—nominees for election as directors will be elected to the board of directors if the votes cast “for” each such nominee exceed the votes cast “against” the nominee;

●	Item 2—the advisory vote on the compensation of the named executive officers disclosed in the proxy statement will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal; and

2018 ANNUAL MEETING & PROXY STATEMENT	55

INFORMATION ABOUT THE MEETING

●	Item 3—ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2018 will be approved if the votes cast “for” the proposal exceed the votes cast “against” the proposal.

Abstentions and Broker Non-Votes

Votes to abstain, “broker non-votes” (explained below) and failure to cast a vote are not considered “votes cast” and will therefore have no effect on the voting outcome of any item of business at the meeting. A “broker non-vote” occurs on an item of business when a registered shareholder does not vote its client’s shares on the item, but votes on another matter presented at the meeting.

This typically occurs when the registered shareholder (usually a broker or bank) has either voting instructions from its client or discretionary voting authority under NYSE rules to vote on one item of business and not on other items.

Brokers and other share custodians do not have discretion to vote on non-routine matters unless the beneficial owner of the shares has given explicit voting instructions. Consequently, if you do not give your broker or share custodian explicit voting instructions, your shares will not be voted on the election of directors or the advisory vote on executive compensation, and your shares will instead be considered “broker non-votes” on each such item. The ratification of the selection of KPMG LLP as our independent registered public accounting firm for 2018 is considered a routine matter and, as such, your broker or share custodian of record is entitled to vote your shares on such proposal in its discretion if you do not provide voting instructions on that item.

Options for Casting Your Vote

You may vote your common shares in one of several ways, depending upon how you own your shares.

If you are a shareholder of record, you can vote any one of four ways:

●	Voting on the Internet. Go to www.envisionreports.com/WY and follow the instructions. You will need to have your control number (from your Meeting Notice or proxy card) with you when you go to the website.

●	Voting by Telephone. Call the toll-free number listed on the voting website (www.envisionreports.com/WY) or your proxy card and follow the instructions. You will need to have your control number with you when you call.
●	Voting by Mail. Complete, sign, date and return your proxy card in the envelope provided in advance of the meeting.

●	Voting at the Meeting. If you decide to attend the meeting and vote in person, you may complete a ballot and vote at the meeting.

If you are a beneficial owner of shares held through a broker, bank or other holder of record, you must follow the voting instructions you receive from the holder of record to vote your shares.

Revocation of Proxies

Shareholders who execute proxies retain the right to revoke them at any time before the shares are voted by proxy at the meeting. A shareholder may revoke a proxy by delivering a signed statement to our Corporate Secretary at or prior to the annual meeting or by timely executing and delivering, by internet, telephone, mail or in person at the annual meeting, another proxy dated as of a later date.

OTHER MATTERS

Proxy Solicitation

All expenses of soliciting proxies will be paid by the company. Proxies may be solicited personally, or by telephone, mail, email, or the Internet, by employees or directors of the company, but the company will not pay any compensation for such solicitations. The company expects to pay fees of approximately $15,000 for assistance by Innisfree M&A Incorporated in the solicitation of proxies. In addition, the company will reimburse brokers, banks and other persons holding shares as nominees for their expenses related to sending material to their principals and obtaining their proxies.

Duplicative Shareholder Mailings

Many of our registered and beneficial shareholders hold their shares in multiple accounts or share an address with other shareholders, which results in unnecessary and costly duplicate mailings of our proxy materials to shareholders. You can help us avoid these unnecessary costs as follows:

●	Shareholders of Record. If your shares are registered in your own name and you would like to consent to the delivery of a single Meeting Notice, proxy statement or annual report, you may contact our transfer agent, Computershare, by mail at P.O. Box 505000, Louisville, KY 40233, or by telephone at 1-800-561-4405.

56	WEYERHAEUSER COMPANY

INFORMATION ABOUT THE MEETING

●	Beneficial Shareholders. If your shares are held beneficially by a broker, bank or other holder of record, please contact a representative of the holder of record for instructions.

●	Right to Request Separate Copies. If you consent to the delivery of a single Meeting Notice, proxy statement or annual report, but later decide that you would prefer to receive a separate copy of any of these materials, please notify Computershare using the contact information above if you are a registered shareholder of record, or contact your broker, bank, or other holder of record if you are a beneficial shareholder.

Incorporation by Reference

According to the provisions of Schedule 14A under the Securities Exchange Act of 1934, the information set forth in the following section of our annual report on Form 10-K is incorporated into this proxy statement by reference: “Executive Officers of the Registrant” from Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the SEC on February 16, 2018.

2017 Annual Report to Shareholders

This proxy statement has been preceded or accompanied by the company’s 2017 Annual Report, and these materials are also available at www.edocumentview.com/WY. The 2017 Annual Report contains audited financial statements and other information about the company. Except for those pages specifically incorporated into this proxy statement, such report is not to be deemed a part of the proxy soliciting material.

Annual Report on Form 10-K

We will provide without charge to each person solicited pursuant to this proxy statement, upon the written request of any such person, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, including the financial statements and the financial statement schedules, required to be filed with the SEC, or any exhibit thereto. Requests should be in writing and addressed to the attention of: Investor Relations, 220 Occidental Avenue South, Seattle, Washington 98104. Alternatively, you can order a hard copy by visiting our website at www.weyerhaeuser.com and clicking on “Investors” at the top of the page, then “FAQ”, and then “How can I get a copy of the most recent annual report”.

Other Business

In the event that any matter not described herein is properly presented for a shareholder vote at the annual meeting, or any adjournment thereof, the persons named in the form of proxy will vote in accordance with their best judgment. At the time this proxy statement went to press, the company knew of no other matters that might be presented for shareholder action at the annual meeting.

2018 ANNUAL MEETING & PROXY STATEMENT	57

APPENDIX A

RECONCILIATION OF NON-GAAP PERFORMANCE MEASURES TO GAAP

The table below reconciles Adjusted EBITDA to Net Earnings for each of 2017, 2016, and 2015 and Net Earnings before Special Items to Net Earnings for 2017. Adjusted EBITDA, as we define it, is operating income from continuing operations adjusted for depreciation, depletion, amortization, basis of real estate sold, pension and postretirement costs not allocated to business segments and special items. Adjusted EBITDA excludes results from joint ventures. Adjusted EBITDA and Net Earnings before Special Items each exclude items related to Plum Creek merger and integration-related costs; gain on sale of timberlands and other nonstrategic assets; environmental remediation insurance recoveries; restructuring, impairments, and other charges; legal expense; product remediation charges and countervailing and anti-dumping duties. These measures should not be considered in isolation from, and are not intended to represent an alternative to, our GAAP results. However, we believe these measures provide meaningful supplemental information for our investors about our operating performance.

DOLLAR AMOUNTS IN MILLIONS	2015	2016	2017
Net Earnings	$506	$1,027	$582
Earnings from discontinued operations, net of income taxes	(95)	(612)	—
Earnings from Continuing Operations	$411	$415	$582
Interest expense, net of capitalized interest	341	431	393
Income taxes	(58)	89	134
Net contribution to earnings	$694	$935	$1,109
Equity earnings from joint ventures	—	(22)	(1)
Non-operating pension and other postretirement benefit costs (credits)	(14)	(48)	62
Interest income and other	(36)	(43)	(39)
Operating income from continuing operations	$644	$822	$1,131
Depreciation, depletion and amortization	325	512	521
Basis of real estate sold	18	109	81
Unallocated pension service cost	3	5	4
Special Items (Pre-Tax) (1)	35	135	343
Adjusted EBITDA	$1,025	$1,583	$2,080

(1)	Pre-tax special items for 2015 consist of: $14 million for Plum Creek merger-related costs; and $21 million for restructuring, impairment and other charges. Pre-tax special items for 2016 consist of: $14 million for restructuring, impairments, and other charges; $146 million for Plum Creek merger-related costs; $11 million of legal expense; offset by a $36 million gain on sale of non-strategic assets. Pre-tax special items for 2017 consist of: $290 million in product remediation charges; $153 for restructuring, impairment and other charges; $34 million for Plum Creek merger-related costs; $7 million for countervailing and anti-dumping duties on softwood lumber the company sold in the United States; offset by $99 million gain on sale of southern timberlands and other nonstrategic assets and $42 million in environmental remediation insurance recoveries.

DOLLAR AMOUNTS IN MILLIONS	2017
Net Earnings	$582
Special Items (After Tax) (1)	290
Net Earnings Before Special Items	$872

(1)	Special items (after tax) consist of: $180 million in product remediation charges; $151 for restructuring, impairment and other charges; $52 million for tax adjustments, including the effect of newly-enacted tax legislation; $27 million for Plum Creek merger-related costs; $5 million for countervailing and anti-dumping duties on softwood lumber the company sold in the United States; offset by $99 million gain on sale of southern timberlands and other nonstrategic assets and $26 million in environmental remediation insurance recoveries.

2018 ANNUAL MEETING & PROXY STATEMENT	A-1

HOTEL ADDRESS:

DIRECTIONS:

Marion St
Columbia St
Jefferson St
Cherry St
James St
Yesler Way
S Washington St
5
Main St
Alaskan Way Viaduct
1st Ave S
2nd Ave S
S Jackson St
King Street
Embassy Suites — Pioneer Square
Occidental Ave
6th Ave S
4th Ave S
CenturyLink Field
INTERNATIONAL DISTRICT
CENTURYLINK FIELD EVENT CENTER
90
S Royal Braughm Way
2A
Edgar Martinez Dr S

Weyerhaeuser

HOTEL ADDRESS: Embassy Suites — Pioneer Square 255 S King St Seattle, WA 98104 HOTEL ADDRESS: Embassy Suites — Pioneer Square 255 S King St Seattle, WA 98104 DIRECTIONS: From I-5 North Bound: Take exit 164B for Edgar Martinez Drive. Merge on to Edgar Martinez Drive South and follow past Safeco Field (Edgar Martinez Drive South becomes Atlantic St.). Turn right on 1st Ave. South. Turn right on South King St. Hotel entrance will be on your right. From I-5 South Bound: Take exit 165A toward James St. Merge on to 6th Ave. and continue with a slight right just past Jefferson St. Turn right on South Jackson St. Make a left on 2nd Ave. South and at the next block make a left on South King St. Hotel entrance will be on your right.

Admission Ticket

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 17, 2018 (11:59 p.m., Eastern Time, on May 15, 2018 for participants under the Benefit Plans).
Vote by Internet
• Go to http://www.envisionreports.com/WY
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals —	The Board of Directors recommends a vote “FOR” each of the following nominees for director in proposal 1, and “FOR” proposals 2 and 3.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	1.1 - Mark A. Emmert	☐	☐	☐	1.2 - Rick R. Holley	☐	☐	☐	1.3 - Sara Grootwassink Lewis	☐	☐	☐

	1.4 - John F. Morgan Sr.	☐	☐	☐	1.5 - Nicole W. Piasecki	☐	☐	☐	1.6 - Marc F. Racicot	☐	☐	☐

	1.7 - Lawrence A. Selzer	☐	☐	☐	1.8 - Doyle R. Simons	☐	☐	☐	1.9 - D. Michael Steuert	☐	☐	☐

	1.10 - Kim Williams	☐	☐	☐	1.11 - Charles R. Williamson	☐	☐	☐

		For	Against	Abstain			For	Against	Abstain
2.	Approval, on an advisory basis, of the compensation of the named executive officers	☐	☐	☐	3.	Ratification of selection of independent registered public accounting firm	☐	☐	☐
The proxies are authorized to vote in their discretion upon other matters that may properly come before the meeting.

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures —	This section must be completed for your vote to be counted. — Date and Sign Below
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

02S17B

PLEASE NOTE THAT YOU WILL NEED TO PRESENT THE ADMISSION TICKET PROVIDED BELOW TO OBTAIN ADMISSION TO THE ANNUAL MEETING. ACCORDINGLY, THE ADMISSION TICKET SHOULD NOT BE RETURNED WITH THIS PROXY CARD IF YOU VOTE BY MAIL.

ADMISSION TICKET

Annual Meeting of Shareholders
Date - May 18, 2018
Time - 9:00 a.m., Pacific time
Location - Embassy Suites-Pioneer Square
255 South King Street
Seattle, Washington 98104

ADMITTANCE MAY BE DENIED WITHOUT A TICKET

Please present this admission ticket for admittance to the Annual Meeting.

If you plan to attend the Annual Meeting in person, do not return this admission ticket with the proxy card if you vote your shares by mail.

For security purposes, no banners, placards, signs, literature for distribution or cameras may be taken into the meeting.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders.

The 2018 Proxy Statement and the 2017 Annual Report to Shareholders are available at:

www.envisionreports.com/WY.

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy

ANNUAL MEETING OF SHAREHOLDERS

MAY 18, 2018

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Rick R. Holley, Doyle R. Simons and Kristy T. Harlan, and each of them, with full power to act without the other and with full power of substitution, as proxies to represent and to vote, as directed herein, all shares not held in the Weyerhaeuser 401(k) Plan or Weyerhaeuser Company Limited Investment Growth Plan (each, a “Benefit Plan” and collectively, the “Benefit Plans”) accounts the undersigned is entitled to vote at the annual meeting of shareholders of Weyerhaeuser Company to be held at the Embassy Suites-Pioneer Square, located at 255 South King Street, Seattle, Washington, 98104, on Friday, May 18, 2018, at 9:00 a.m., Pacific time, and all adjournments or postponements thereof. Shares will be voted as directed on the reverse side of this proxy card. If the proxy card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors.

If there are shares allocated to the undersigned in one or more of the Benefit Plans, the undersigned hereby directs the plan trustee to vote all full and fractional shares as indicated on the reverse side of this proxy card. The plan trustee must receive your proxy instructions no later than 11:59 p.m., Eastern Time, on May 15, 2018. If the proxy card is signed and returned without specific instructions for voting, the shares will be voted in accordance with the recommendations of the Board of Directors. However, if (a) the proxy card is returned without a signature, (b) the proxy card is not returned at all, or (c) the proxy card is received after 11:59 p.m., Eastern Time on May 15, 2018, then in each case the plan trustee will vote in the same manner and proportion as the Benefit Plan shares for which the plan trustee has received valid voting instructions.

(Continued and to be marked, dated and signed, on the other side)